UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐   Soliciting Material Pursuant to §240.14a-12
OTTER TAIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024 PROXY STATEMENT AND ANNUAL MEETING NOTICE

OTTER TAIL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Monday, April 8, 2024
10:00 A.M. (CDT)

Virtual Meeting Link: www.virtualshareholdermeeting.com/OTTR2024.
In order to be admitted to the Annual Meeting, you will need to enter the 16-Digit Control Number found on your proxy card, voting instruction form, or Notice you previously received. You may vote during the Annual Meeting by following the instructions that will be available on the virtual meeting website.

Contact Shareholder
Services for Information

E-mail	sharesvc@ottertail.com

Internet	www.ottertail.com

Phone	800-664-1259 or 218-739-8479

Mail	Otter Tail Corporation P.O. Box 496 Fergus Falls, Minnesota 56538-0496

February 28, 2024

Dear Shareholders:
We invite you to join us at our virtual 2024 Annual Meeting of Shareholders on Monday, April 8, 2024 at 10:00 A.M. (CDT). An audio archive of the Annual Meeting, including the question and answer session, will be posted on Otter Tail Corporation’s website at www.ottertail.com within a few days after the meeting’s adjournment.
Through the collective efforts of our nearly 2,700 employees and the strength of our diversified business model, Otter Tail Corporation produced record earnings in 2023, generating diluted earnings per share of $7.00, an increase of 3 percent from 2022 diluted earnings per share of $6.78. Our consolidated return on equity was 22 percent on an equity ratio of 61 percent. Additionally, in 2023 we increased our dividend by 6.1 percent and completed our 85th consecutive year of paying dividends to our shareholders.
In 2023, our electric utility completed the purchase of Ashtabula III, a 62 MW wind facility, and placed Hoot Lake Solar, a 49 MW solar facility, into service, and filed a general rate case in North Dakota. Our utility continues to deliver on its capital spending plan while ensuring safe, reliable and affordable electric service for our customers.
Our plastics businesses produced another year of outstanding financial results, supported by elevated PVC pipe sales prices. Expansion projects are currently underway at two of our manufacturing plant locations, which will provide additional capacity to support customers and future growth opportunities. Our manufacturing and plastics businesses continue to manage through dynamic market conditions and provide enhanced returns.
Our electric utility provides strong, stable cash flows to support our dividend and is complemented by our manufacturing and plastics businesses, which provide a higher level of earnings growth potential through organic opportunities. We believe our diversified business model positions us to deliver shareholder value through growing our businesses, achieving operational and commercial excellence, and engaging a talented workforce. We look forward to sharing more about our 2023 results and our strategy for sustained success during the 2024 Annual Meeting.
Your vote is important. Information concerning the matters to be considered and voted upon at the 2024 Annual Meeting along with instructions on how to vote your shares is set out in the attached Notice of 2024 Annual Meeting and Proxy Statement. Please be sure to retain your Notice or proxy card (if you received a printed copy of the proxy materials), which has your 16-Digit Control Number required to be admitted into the 2024 Annual Meeting.
Thank you for your confidence and investment in Otter Tail Corporation.

Nathan I. Partain	Charles S. MacFarlane
Chairman of the Board	President and Chief Executive Officer

Notice of Annual Meeting

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Otter Tail Corporation (the “Corporation”) will be held as a virtual meeting on Monday, April 8, 2024 at 10:00 A.M. (CDT). You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/OTTR2024. You will need to have your 16‐Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held to consider and act upon the following proposals:

YOUR VOTE IS IMPORTANT
Please vote your proxy by telephone or the Internet as described in the instructions on the Notice.
If you received paper copies of the proxy materials, you could also sign, date and return the accompanying proxy card in the enclosed envelope. If your shares are held of record in a brokerage account, please follow the instructions you receive from your broker.
The Proxy Statement and Annual Report on Form 10-K were either made available to you over the Internet or mailed to you beginning on or about February 28, 2024. Shareholders who are receiving a paper copy of these materials can elect to receive future reports over the Internet by (1) visiting www.ProxyVote.com,
(2) calling 1-800-579-1639 or
(3) sending an email to sendmaterial@proxyvote.com (include your 16-Digit Control Number found on your Notice or the Proxy Card in the subject line).

1	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years expiring in April 2027 and until their successors are duly elected and qualified.
2	To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the Proxy Statement.
3	To ratify the appointment of Deloitte & Touche, LLP as Otter Tail Corporation’s independent registered public accounting firm for the year 2024.
4	To transact such other business as may properly be brought before the meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to Be Held on Monday, April 8, 2024: Our Proxy Statement and Annual Report on Form 10-K are available at www.ottertail.com/annual.
February 28, 2024
JENNIFER O. SMESTAD
Vice President
General Counsel and Corporate Secretary

Forward-Looking Statements
The statements contained in this Proxy Statement about our future performance and operations, including, without limitation, financial and operational results, use of renewable resources and carbon emissions reductions, strategies, visions, prospects, plans, targets, goals, objectives, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission (“SEC”), and available on our website: www.ottertail.com. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Proxy Summary
MEETING DETAILS

DATE April 8, 2024	TIME 10:00 A.M. (CDT)	PLACE www.virtualshareholdermeeting.com/OTTR2024
WAYS TO VOTE

BY TELEPHONE	BY INTERNET	BY MAIL
VOTING MATTERS

Proposal	Description	Board Recommendation	Page Reference

1	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years expiring in April 2027 and until their successors are duly elected and qualified.	FOR	9
2	To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the Proxy Statement.	FOR	63
3	To ratify the appointment of Deloitte & Touche, LLP as Otter Tail Corporation’s independent registered public accounting firm for the year 2024.	FOR	65

Otter Tail Corporation | 1 | 2023 Proxy Statement

Proxy Summary	Table of Contents

BOARD NOMINEES

Name	Age	Director Since	Independence	Audit Committee	Compensation and Human Capital Management Committee	Corporate Governance Committee

Nominees for Election at the Annual Shareholder Meeting in April 2024:
Mary E. Ludford	64	2023		■		■
Charles S. MacFarlane	59	2015
Thomas J. Webb	71	2018		■	●
Continuing Directors:
Jeanne H. Crain	64	2023		■	■
John D. Erickson	65	2007
Steven L. Fritze	70	2013		●		■
Dr. Kathryn O. Johnson	69	2013			■	■
Dr. Michael E. LeBeau[1]	51	2022			■	■
Nathan I. Partain	67	1993

●	Chair	■	Member
(1)Upon notice of Karen Bohn’s decision not to stand for re-election, the Board elected Dr. Michael LeBeau to serve as Chair of the Governance Committee following the 2024 Annual Meeting, when Ms. Bohn’s term will end.
Otter Tail Corporation | 2 | 2023 Proxy Statement

Table of Contents	Proxy Summary

2023 PERFORMANCE HIGHLIGHTS
•Otter Tail Corporation produced record earnings of $294 million in 2023
•85th consecutive year of paying dividends to our shareholders
•Total shareholder return: 1 year 48%; 3 year 116%; 5 year 97%
•Consolidated return on equity of 22% on an equity ratio of 61%
•Balanced capital allocation strategy - returning money to shareholders through dividends while also reinvesting into our business to fuel future growth
•Electric utility’s 5 year capital plan of $1.3 billion produces an expected rate base compounded annual growth rate of 7.7%

KEY PERFORMANCE INDICATORS
2023 revenues $1.3 billion
2023 net income $294 million	INVESTMENT HIGHLIGHTS

Balanced Growth and Income Strategy
2023 earnings $7.00 per share
Stable and Growing Utility Base

Successful Manufacturing Businesses
2023 dividend $1.75 per share

Investment Grade Credit Quality

Otter Tail Corporation | 3 | 2023 Proxy Statement

Proxy Statement
Questions and Answers

WHY AM I RECEIVING THESE MATERIALS?

The Board of Directors of Otter Tail Corporation provides these materials in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 8, 2024. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.

HOW CAN I ATTEND THE ANNUAL MEETING?

You can attend the Annual Meeting by logging on to our virtual meeting website at www.virtualshareholdermeeting.com/OTTR2024 and following the instructions provided by your broker on the voting instruction card, on your proxy card or on the Notice of Internet Availability of Proxy Materials (the “Notice”).
To participate in the Annual Meeting, you will need the 16-Digit Control Number included on these documents. If you do not have this control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions. The Annual Meeting will begin promptly at 10:00 A.M. (CDT). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 A.M. (CDT), and you should allow ample time for the check-in procedures.

DATE: April 8, 2024	TIME: 10:00 A.M. (CDT)	PLACE: www.virtualshareholdermeeting.com/OTTR2024

WHY IS OTTER TAIL HOLDING A VIRTUAL ANNUAL MEETING?

We have decided to hold a virtual Annual Meeting due to its ease of access, real time communication and cost savings for both our shareholders and Otter Tail Corporation, and it facilitates shareholder attendance and participation from any location.

Otter Tail Corporation | 4 | 2024 Proxy Statement

Table of Contents	Questions and Answers

HOW CAN I ASK QUESTIONS DURING THE ANNUAL MEETING?

You will be able to submit questions before the meeting, at the time you register. In addition, you may submit questions in real time during the Annual Meeting through the virtual meeting website following the formal business portion of the meeting. The Chairman and executive management will answer appropriate questions from shareholders regarding the Corporation. Such questions may be submitted in the field provided in the website during the Annual Meeting. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to two questions. It will help us if questions are succinct and cover only one topic. Submitted questions should follow our Rules of Conduct in order to be addressed during the meeting. Our Rules of Conduct will be posted on the website before the meeting.

WHAT CAN I DO IF I NEED TECHNICAL ASSISTANCE DURING THE ANNUAL MEETING?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website’s log-in page.

IF I CAN’T ATTEND THE ANNUAL MEETING, HOW DO I VOTE OR LISTEN TO IT LATER?

You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance. A replay of the meeting, including the questions answered during the meeting, will be available on www.ottertail.com under “Events and Presentations” within a few days after adjournment.
Only common shareholders of record at the close of business on February 8, 2024, are entitled to vote during the meeting or by proxy at the Annual Meeting. As of the record date, 41,776,900 shares of Otter Tail Corporation were issued and outstanding, of which a majority must be present during the meeting or by proxy in order to constitute a quorum for the Annual Meeting. Each shareholder is entitled to one vote per share.

Otter Tail Corporation | 5 | 2024 Proxy Statement

Questions and Answers	Table of Contents

WHAT PROPOSALS MAY I VOTE ON AT THE ANNUAL MEETING?

You may vote on whether:
•To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years expiring in April 2027, and until their successors are duly elected and qualified.
•To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in this Proxy Statement.
•To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year 2024.
•To transact such other business as may properly be brought before the meeting.

HOW DO I VOTE MY SHARES?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to shareholders who have not requested printed copies of the proxy materials the Notice containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless requested.
You may vote either during the virtual Annual Meeting or by granting a proxy. If you desire to grant a proxy, you have three voting options:

BY TELEPHONE	BY INTERNET	BY MAIL

If you intend to vote by proxy, please follow the instructions on the Notice you received for our Annual Meeting of Shareholders. If you received paper copies of our proxy materials, you also received a proxy card or voting instruction card for voting your shares. To register your vote, complete, date and sign the proxy or voting instruction card and return it in the enclosed envelope or vote your proxy by telephone or Internet in accordance with the voting instructions on the card. Voting by proxy will not affect your right to vote your shares if you wish to vote during the virtual meeting.

MAY I CHANGE MY VOTE?

You have the right to revoke your proxy any time before the Annual Meeting by:
•providing written notice to an officer of Otter Tail Corporation and voting during the Annual Meeting;
•submitting another proper proxy by telephone or the Internet; or
•submitting a new written proxy bearing a later date at any time before the proxy is voted at the Annual Meeting.

Otter Tail Corporation | 6 | 2024 Proxy Statement

Table of Contents	Questions and Answers

HOW ARE THE VOTES COUNTED?

On Proposal 1, the election of Directors, you may vote FOR one or more of the nominees or you may WITHHOLD your vote for one or more nominees. You may vote FOR, AGAINST or ABSTAIN on Proposal 2, the non-binding advisory vote on the compensation provided to the Named Executive Officers as described in this Proxy Statement; and Proposal 3, the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for 2024. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all proposals.
Shares voted as “WITHHOLD” or “ABSTAIN” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.
The impact of a “WITHHOLD” vote, in combination with the majority voting policy is described below. An “ABSTAIN” vote will have the effect of a vote “AGAINST” Proposals 2 and 3.
If your shares are held in the name of a brokerage firm and you do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers do have discretionary authority to vote on Proposal 3, the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm, but they do not have discretionary authority to vote on the other proposals. If a broker submits “broker non-votes,” meaning a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more proposals, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such proposals. As a result, broker non-votes will have no effect on the voting of any of the proposals presented at the Annual Meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

On Proposal 1, the election of Directors, a nominee will be elected by a favorable vote of plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. A plurality means that if shareholders are electing three Directors, the three Director nominees receiving the highest number of votes will be elected. Shareholders do not have the right to cumulate their vote for Directors. Any standing Director candidate who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election will be required to submit a letter of resignation as outlined in the Otter Tail Corporation’s Corporate Governance Principles. After recommendation from the Corporate Governance Committee, the Board will determine whether to accept the resignation and publicly disclose that decision within 90 days from the date of the certification of the election results.
On Proposal 2, the non-binding advisory vote on the compensation provided to the Named Executive Officers as described in the Proxy Statement, the affirmative vote of the holders of a majority (more than 50%) in voting power of the common shares, which are present or represented by proxy and entitled to vote, is required to approve the resolution.
On Proposal 3, the ratification of Deloitte & Touche, LLP to serve as the independent public accounting firm, the affirmative vote of the holders of a majority (more than 50%) in voting power of the common shares, which are present or represented by proxy and entitled to vote is required to ratify the appointment.

Otter Tail Corporation | 7 | 2024 Proxy Statement

Questions and Answers	Table of Contents

WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE VOTING?

Preliminary results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting. You may find the filed Form 8-K on our website: www.ottertail.com.

WHO BEARS THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to soliciting proxies by mail, employees of Otter Tail Corporation may solicit them by telephone or in person. Employees received no additional compensation for these solicitation activities.

Otter Tail Corporation | 8 | 2024 Proxy Statement

Proposal 1
ELECTION OF DIRECTORS

The Board of Directors of Otter Tail Corporation is currently comprised of ten Directors divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years.
The terms of Ms. Mary E. Ludford, Mr. Charles S. MacFarlane, Mr. Thomas J. Webb and Ms. Karen M. Bohn expire at the time of the 2024 Annual Meeting of Shareholders. Ms. Bohn is not standing for reelection at the 2024 Annual Meeting in order to support the ongoing goals of Board refreshment and succession planning.
The Board of Directors, upon recommendation of the Corporate Governance Committee, nominates Ms. Ludford, Mr. MacFarlane, and Mr. Webb for election to serve three-year terms ending at the time of the Annual Meeting of Shareholders in 2027, and until their successors are duly elected and qualified. After the 2024 Annual Meeting of Shareholders, the Board of Directors will be comprised of nine Directors.
Under Minnesota law, the affirmative vote of a plurality of the common shares present and entitled to vote for Directors is required for the election of the nominees to the Board of Directors. Proxies, unless otherwise directed thereon, will be voted in favor of all nominees. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve or for good reason will not serve, which is a contingency not now anticipated.
The Board of Directors has adopted a governance principle whereby a Director candidate in an uncontested election who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election must tender his or her resignation for the Board’s consideration. After recommendation from the Corporate Governance Committee, the Board will determine whether to accept the resignation and publicly disclose that decision within 90 days from the date of the certification of the election results.
Biographies of the Director nominees and of the continuing Directors are found on the following pages, including an outline of his or her senior leadership roles, qualifications and experience to serve on the Board.
The Corporate Governance Committee reviews the overall composition of the Board, with the goal of achieving balance and diversity, as discussed under “Board Composition and Director Qualifications.”
The Board of Directors has determined that, with the exception of Mr. Charles S. MacFarlane, our President and Chief Executive Officer, all of the Directors and Director nominees are independent as defined by the Nasdaq Listing Standards. However, due to Mr. John D. Erickson’s longstanding ties to Otter Tail Corporation, as described in his biography, he serves on no standing committees.

BOARD VOTE The Board of Directors recommends a vote FOR the election of all nominees to the Board of Directors.

NOMINEES Ms. Mary E. Ludford Mr.Charles S. MacFarlane Mr. Thomas J. Webb
Otter Tail Corporation | 9 | 2024 Proxy Statement

Election of Directors	Table of Contents

NOMINEES FOR ELECTION AT THE ANNUAL SHAREHOLDER MEETING IN APRIL 2024:

MARY E. LUDFORD

Chicago, Illinois
Retired Chief Audit Executive and Deputy Chief Security Officer for Exelon Corporation, a Fortune 200 company, which serves 10 million customers through six regulated distribution and transmission utilities.
Senior Leadership Roles:
Ms. Ludford retired in 2020, after having served as Deputy Chief Security Officer of Exelon from 2018-2020, and Vice President, Corporate Operations of Exelon from 2016-2018. Ms. Ludford served as the Chief Audit Executive at Exelon from 2010-2016.
Qualifications and Experience:
Ms. Ludford is an accomplished senior operating and financial executive with 39 years of experience in roles of increasing responsibility and complexity in the energy industry. Ms. Ludford has extensive experience with financial reporting, internal audit, financial controls, mergers and acquisitions, customer operations and the electric utility industry as a whole. Additionally, as Exelon’s Deputy Chief Security Officer, she was accountable for the company’s information and operational technology, cyber and physical security programs and through that role gained comprehensive training and experience in cybersecurity matters. She has recent and deep understanding of public policy issues and regulation.

Director Since: 2023 Age at the time of the Annual Meeting: 64 Board Committees: •Audit •Corporate Governance

Otter Tail Corporation | 10 | 2024 Proxy Statement

Table of Contents	Election of Directors

CHARLES S. MACFARLANE

Fergus Falls, Minnesota
Chief Executive Officer since 2015 and President since 2014 of Otter Tail Corporation; Chief Executive Officer since 2007 and President from 2003 to 2014 of Otter Tail Power Company.
Senior Leadership Roles:
In addition to his current roles at Otter Tail Corporation and Otter Tail Power Company, Mr. MacFarlane has held a number of other positions, including as Otter Tail Corporation’s Chief Operating Officer from 2014 to 2015 and its Senior Vice President, Electric Platform and President, Otter Tail Power Company in 2003. Mr. MacFarlane served as Director of Electric Distribution Planning, Engineering and Reliability at Xcel Energy, Inc. from 2000 to 2001 and as Director of Delivery Construction & Field Operations for Northern States Power Company, a subsidiary of Xcel Energy, Inc., from 1997 to 2000.
Qualifications and Experience:
Mr. MacFarlane provides the Board with a direct link to the management team of Otter Tail Corporation and is critical to Board discussions on operations and the development and execution of the strategic direction of Otter Tail Corporation. Mr. MacFarlane also contributes business and utility expertise developed over the course of his career at Otter Tail Power Company and Xcel Energy, Inc. The Board also benefits from Mr. MacFarlane’s deep understanding of the policy and regulatory environments and the service territory for Otter Tail Power Company.

Director Since: 2015
Age at the time of the Annual Meeting: 59
Board Committees:
•None
Other Board Service:
•University of North Dakota Alumni Association and Foundation (Finance and Audit Committees)
•Edison Electric Institute (EEI)
•Lake Region Healthcare Corporation Board of Trustees (Chair Finance Committee)

Otter Tail Corporation | 11 | 2024 Proxy Statement

Election of Directors	Table of Contents

THOMAS J. WEBB

Richland, Michigan
Advisor to a variety of companies, including Pacific Gas and Electric Company. Retired Executive Vice President and Chief Financial Officer of CMS Energy Corporation, primarily a gas and electric utility, from 2002 to 2017, and Vice Chair during 2017.
Senior Leadership Roles:
Prior to his roles at CMS Energy Corporation, Mr. Webb served as Executive Vice President and Chief Financial Officer for The Kellogg Company, a multinational food manufacturer, from 1999 to 2002, and as Chief Financial Officer at Visteon Corporation, a division of Ford Motor Company, from 1996 to 1999. He began his career at Ford Motor Company in 1977, holding positions of increasing responsibility in finance and management for a period of more than 22 years in the United States and in Europe.
Qualifications and Experience:
Mr. Webb contributes executive leadership experience and public company accounting, finance, and financial reporting expertise from his years of service as Chief Financial Officer at CMS, Kellogg, and Visteon. The Board also benefits from Mr. Webb’s comprehensive understanding of utility operations, the utility industry and regulatory accounting from his 15 years at CMS.

Director Since: 2018
Age at the time of the Annual Meeting: 71
Board Committees:
•Audit
•Compensation and Human Capital Management (Chair)
Other Board Service:
•EnerBank USA (Chair) (2002-2018)
•Southwest Michigan First (Finance and Audit Committee Chair)

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Table of Contents	Election of Directors

DIRECTORS WITH TERMS EXPIRING IN APRIL 2026:

JOHN D. ERICKSON

Fergus Falls, Minnesota
Advisor to ECJV Holding, LLC, a subsidiary of Cascade Investments, LLC, since 2011. Former President and Chief Executive Officer of Otter Tail Corporation from 2002 to 2011.
Senior Leadership Roles:
Having joined Otter Tail Power Company in 1980, Mr. Erickson was appointed to roles of increasing responsibility throughout his career spanning more than 30 years.
Prior to his role as the President and Chief Executive Officer of Otter Tail Corporation, from 1998 to 2000, Mr. Erickson served as the Chief Financial Officer, Vice President of Finance and Treasurer. In 2000, Mr. Erickson was named as the Corporation’s Executive Vice President, in addition to his ongoing responsibilities as Chief Financial Officer and Treasurer. Then, in 2001, Mr. Erickson was named as the Corporation’s President, and its Chief Executive Officer in 2002.
He served as Otter Tail Power Company’s President from 2001 to 2002 and as its Director of Revenue and Market Analysis from 1989 to 1998.
Qualifications and Experience:
As former Chief Executive Officer, Mr. Erickson contributes public company executive leadership experience, financial expertise and a deep knowledge of the Corporation’s business and the utility industry. During his tenure with the Corporation, he oversaw functions including operations, accounting, financial reporting, finance, and customer energy program marketing. The Board benefits from his comprehensive understanding of regulatory accounting, the regulatory environment, and the service territory for Otter Tail Power Company.

Director Since: 2007
Age at the time of the Annual Meeting: 65
Board Committees:
•None
Other Board Service:
•OE Holdings, LLC (2015 - 2021)
•North Dakota State University Foundation (Nominating and Governance Committee and Chair, Investment Committee)
•Lake Region Healthcare Corporation Board of Trustees (Chair)

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Election of Directors	Table of Contents

NATHAN I. PARTAIN

League City, Texas
Retired President and Chief Investment Officer of Duff & Phelps Investment Management Co., from 2005 through 2020.
Senior Leadership Roles:
Mr. Partain is retired and currently serves as a consultant for the investment management industry. He most recently served as the President and Chief Investment Officer of Duff & Phelps Investment Management Co., as well as the President and Chief Executive Officer of DNP Select Income Fund, Inc., a closed-end utility income fund. Prior to joining Duff & Phelps, Mr. Partain held financial and regulatory positions with Gulf States Utilities Company. Mr. Partain is a Chartered Financial Analyst.
Qualifications and Experience:
The Board benefits from Mr. Partain’s executive leadership and governance expertise, which he has developed over many years of managing and overseeing funds at Duff & Phelps, his financial expertise, and his extensive knowledge of the utility industry gained from over 35 years of providing electric utility investment research and management services to institutional clients of Duff & Phelps.

Director Since: 1993 Chairman Since: 2011 Age at the time of the Annual Meeting: 67 Board Committees: •None Other Board Service: •NW Natural Holding Company*

* A public company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
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Table of Contents	Election of Directors

JEANNE H. CRAIN

Minneapolis, Minnesota
President and Chief Executive Officer of Bremer Financial Corporation (“Bremer”), a $16 billion financial services organization with locations in Minnesota, Wisconsin and North Dakota. She has served as Bremer’s CEO since 2016.
Senior Leadership Roles:
Prior to being appointed as President and CEO, Ms. Crain served as the Group President, Bremer Financial Corporation & CEO, Bremer Bank, Twin Cities and North Dakota Region. She has extensive banking experience, having been involved in the industry in roles of increasing responsibility for 40 years.
Qualifications and Experience:
With extensive leadership and strategic planning experience in the banking industry in the same region of Otter Tail Power Company’s service territory, the Board benefits from Ms. Crain’s expansive financial and leadership expertise. In addition, Ms. Crain has a thorough understanding of the utility’s service territory and its customers, as well as the public policy and economic issues affecting the region. As CEO of Bremer, Ms. Crain oversees the technology, regulatory and human resources functions and has a fulsome understanding of these functional areas.

Director Since: 2023
Age at the time of the Annual Meeting: 64
Board Committees:
•Audit
•Compensation and Human Capital Management
Other Board Service:
•Federal Reserve Bank of Minneapolis (Chair, Audit Committee)
•YMCA of the North (Vice Chair)
•Bremer Financial Corporation

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DIRECTORS WITH TERMS EXPIRING IN APRIL 2025:

STEVEN L. FRITZE

Mendota Heights, Minnesota
Retired Chief Financial Officer of Ecolab, Inc., a global leader in water, hygiene and infection prevention and services, from 2002 to 2012.
Senior Leadership Roles:
Mr. Fritze served in roles with increasing leadership responsibility before retiring as Chief Financial Officer at Ecolab, Inc., including as Senior Vice President of Finance from 2001 to 2002, Vice President and Controller from 1998 to 2001, Vice President and Treasurer, from 1995 to 1998, including a period of also serving as Acting Chief Information Officer, and Vice President and Controller of Ecolab’s largest division, Ecolab U.S. Institutional Division, from 1989 to 1995.
Qualifications and Experience:
Mr. Fritze contributes public company accounting, finance, and financial reporting expertise from his service as Chief Financial Officer of Ecolab, as well as executive leadership experience gained over 32 years of service to Ecolab in a variety of roles. In these positions, Mr. Fritze’s duties included responsibility for the control environment, accounting function, decision support analytics, and public company financial disclosures. Mr. Fritze also had accountability for information technology, investor relations, treasury, tax, global shared services and Global Lean Six Sigma. The Board benefits from Mr. Fritze’s extensive experience with all aspects of public company financial reporting, control environment of a diverse global business and management of information technology systems. Mr. Fritze has also had extensive experience with mergers and acquisitions.

Director Since: 2013
Age at the time of the Annual Meeting: 70
Board Committees:
•Audit (Chair)
•Corporate Governance
Other Board Service:
•Mortenson Construction, Inc. (2014-2022) (Audit Committee, Chair)
• St. Paul and Minnesota Foundation (2013-2021) (Audit and Finance Chair)

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DR. KATHRYN O. JOHNSON

Hill City, South Dakota
Senior Geochemist at Barr Engineering since 2021, where she serves as a project manager and consultant on a part-time basis, with a focus on environmental investigation, assessment, compliance and permitting.
Senior Leadership Roles:
Prior to assuming her current role with Barr Engineering, Dr. Johnson owned and was the Principal of Johnson Environmental Concepts from 1990 through May 2021. In this role, she specialized in applying geochemistry to resource development in the mining industry and remediation of legacy contamination of soil and water. She is a principal in DTH, LLC, and other real estate development businesses in South Dakota and has served in these capacities since 1990. From 2017 to 2021, Dr. Johnson served on the Pennington County Planning Commission, which deals with land use issues of permitting, platting and zoning. In 2019 to 2021, she served on the South Dakota Board of Water and Natural Resources, which promotes water development projects, implements the state water plan and oversees financial assistance to communities for water and waste projects. Dr. Johnson holds a Ph.D. in Geology from the South Dakota School of Mines and Technology.
Qualifications and Experience:
Dr. Johnson provides a scientific approach to addressing the issues faced by Otter Tail Power Company and Otter Tail Corporation’s manufacturing companies. Through her education, expertise and experience, she provides perspective regarding environmental regulations associated with air, water, land and water management. The Board also benefits from Dr. Johnson’s working knowledge of South Dakota state government and an understanding of the communities served by Otter Tail Power Company.

Director Since: 2013
Age at the time of the Annual Meeting: 69
Board Committees:
•Compensation and Human Capital Management
•Corporate Governance
Other Board Service:
•Goodwill of the Great Plains
•South Dakota Board of Water and Natural Resources (2019-2021)
•South Dakota Board of Regents (2005-2017), President (2011)
•South Dakota Board of Minerals and Environment (1995-2005)

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DR. MICHAEL E. LEBEAU

Bismarck, North Dakota
System Vice President for the health services division of Sanford Health, one of the largest health systems in the United States.
Senior Leadership Roles:
As System Vice President, Dr. LeBeau is responsible for the oversight of the health services division of Sanford Health including the operations of the regions of Bemidji, Fargo, Bismarck, and Sioux Falls. In his role, Dr. LeBeau is also responsible for overseeing the Good Samaritan Society, the Virtual Hospital, as well as the management of Sanford Health’s combined service lines of excellence. Prior to being promoted to System Vice President in 2021, Dr. LeBeau served as the President and CEO of Sanford Health Bismarck, overseeing the administration of health services and the planning and implementation of operational and strategic goals for the Bismarck Region. He held that role from 2019 to 2021. Before being named as President and CEO, Dr. LeBeau served as the Vice President of Clinics for Sanford Health Bismarck, a position he held from 2014 to 2019. In this role, he served as the senior physician executive responsible for the region’s physicians and advanced practice providers. He also served as a Trustee on the Sanford Board of Trustees, the national governing body for Sanford Health.
Qualifications and Experience:
Dr. LeBeau contributes executive leadership and health and public policy expertise from his service at Sanford Health Bismarck. He also shares insights based on his tenure on the Sanford Health Board of Trustees and his familiarity with state and federal legislative initiatives as they impact communities in the North Dakota service territory. Dr. LeBeau is an active community leader, serving on various regional boards and collaborating with decision makers on the development of health and public policy.

Director Since: 2022
Age at the time of the Annual Meeting: 51
Board Committees:
•Compensation and Human Capital Management
•Corporate Governance
Other Board Service:
•Missouri Family Valley YMCA, Bismarck
•University of North Dakota School of Medicine & Health Sciences
•University of North Dakota Alumni Association and Foundation
•Sanford Board of Trustees

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Table of Contents	Election of Directors
BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS
The Corporate Governance Committee reviews with the Board, on an annual basis, existing Directors’ skills, experience and qualifications and the priorities for future Director candidates, in the context of the Board’s overall composition. Our goal is a balanced and diverse Board, with members whose collective skills, backgrounds, and experiences are complementary and, taken together, cover the areas that impact our businesses. In identifying the pool of potential candidates from which new director nominees are chosen, the Corporation is committed to diversity, equity and inclusion as part of who we are, what we value and how we achieve individual, business and community success. We include diverse candidates in our director search and require our search firms to follow a similar process.
We believe our Directors possess the appropriate range and depth of expertise and experience to effectively oversee the Corporation’s operations, risk and long-term strategy. The following Board Diversity and Board Skills Matrices, which include both an aggregated and individual attribution, provide a high-level overview of certain demographic backgrounds, skills and experiences of Directors serving as of the date of this Proxy Statement. We believe these diverse skills, experience and demographics enrich the quality of the Board’s oversight and deliberations.

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	1	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	5	—	—
Two or More Races or Ethnicities	—	—	—	—
Total Number of Directors	10
LGBTQ+	—
Did Not Disclose Demographic Background	—
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Experience or Skill	% of Directors Possessing

Skills and Experience	Karen M. Bohn	Jeanne H. Crain	John D. Erickson	Steven L. Fritze	Dr. Kathryn O. Johnson	Dr. Michael E. LeBeau	Mary E. Ludford	Charles S. MacFarlane	Nathan I. Partain	Thomas J. Webb

Utility Experience
Manufacturing Experience
Public Company Governance
Leadership and Strategic Planning
Financial /Accounting
Technology
Mergers /Acquisitions
Human Resources
Public Policy
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In addition to seeking out director candidates with skills and experiences that are important to our businesses, the Corporate Governance Committee considers factors including, but not limited to: a reputation for integrity, honesty and ethical conduct; demonstrated leadership and excellence in their fields of service; balance of tenure; diversity of background and experience (including experience informed by gender, race, ethnicity and sexual orientation), industry, geography, professional skills and life experiences; representation of the service territories of Otter Tail Power Company; understanding of relevant industries, technologies, and markets; financial literacy; independence; interest in and ability to understand the various constituencies of the Corporation and to act in the interests of its shareholders; and commitment to regularly attending and participating in meetings of the Board and its committees and annual meetings of shareholders.
Board Education
At Board meetings and the strategic offsite retreat, the Corporation provides its Directors with interactive training sessions to help them better understand the businesses and the performance of their duties. In addition, Directors are expected to attend at least one external educational experience on an annual basis. In 2023, the Board engaged in training on cybersecurity regulations, electric utility environmental developments as well as fiduciary duties and corporate governance from external advisors. The Board also annually tours different operating companies and locations to deepen their understanding of the business and to increase direct contact with employees and managers at these different locations.
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Corporate Governance
Otter Tail Corporation is committed to sound corporate governance policies and practices that promote effective, transparent and accountable decision making by our Directors and executive officers. The Board believes that good corporate governance is the foundation for ensuring that Otter Tail Corporation is operated in an open, honest and ethical manner and in the best interest of our shareholders. The Corporate Governance Principles, which may be found on the Corporation’s website at www.ottertail.com, have been adopted by the Board of Directors of the Corporation to assist Directors in the performance of their duties and the exercise of their responsibilities.
Highlights of our corporate governance policies and practices include:

Separate independent Chairman and Chief Executive Officer roles, with periodic review of the Board leadership structure;
A substantial majority of independent Directors on the Board of Directors following the Annual Shareholder Meeting;
Comprehensive Director nomination process, with attention to Board refreshment and Board composition;
Inclusion of candidates with diverse backgrounds and experiences in Director searches;
Majority voting policy for the election of Directors in uncontested elections;
Annual Board and committee self-evaluations, which are reviewed and facilitated through a third party to enhance candid and thorough feedback;
Periodic peer evaluation of individual Board members through an independent third party;
Mandatory Incentive Compensation Recovery Policy for certain accounting restatements;
Annual advisory vote on executive compensation;

Director onboarding program and continuing education reviewed annually for each Director, with experts invited to Board meetings to moderate discussions on topics such as the economy, environmental regulations, cybersecurity and other matters relevant to our businesses;

Independent standing committees with the authority to obtain independent advisors at the expense of the Corporation as the committees deem necessary;
Regular oversight of risk management and significant and emerging risks, which are discussed at Board meetings during the year as well as included within the Corporation’s strategic planning process;
Quarterly review of cybersecurity training, incident reporting and response planning by the Executive Risk Committee and the Board;

Annual review of human capital management by the Compensation and Human Capital Management Committee, including the attraction, development and retention of talent and programs, policies relating to diversity, equity and inclusion (DEI);

Annual review of the insider trading policy by the Compensation and Human Capital Management Committee;
Annual review of political contributions and lobbying activities and the related policy by the Corporate Governance Committee;
Regular executive sessions after Board and Committee meetings;
Stock ownership guidelines that align Directors’ and executive officers’ interests with shareholder interests;
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Table of Contents	Corporate Governance

Direct access to the executive management team for Directors;
Annual review of succession plans and development plans for Chief Executive Officer and executive management;
No stockholder rights plan (“poison pill”); and

Limits on board service of no more than three public company boards for non-employee Directors (two for the CEO), including this Board, absent review and approval by the Chairs of the Board and the Corporate Governance Committee.

BOARD LEADERSHIP
Pursuant to Otter Tail Corporation’s Bylaws and Corporate Governance Principles, the Board of Directors determines the best Board leadership structure for Otter Tail Corporation. Otter Tail Corporation has a separate Chairman of the Board and Chief Executive Officer, each of whom are elected annually by the Board. Otter Tail Corporation believes that its leadership structure is optimal for Otter Tail Corporation at this time. This structure allows the Chief Executive Officer to focus on managing the complex, multi-platform businesses of Otter Tail Corporation while the Chairman oversees the functioning of the Board. Both leaders work closely together on Board matters. The Chief Executive Officer’s familiarity with the businesses coupled with the Chairman’s independent perspective strengthen the Board’s agenda and discussions. The Board recognizes that there are circumstances when combining the Chairman and Chief Executive Officer roles may be appropriate, such as for an interim period when either a Board leader becomes incapacitated or in the course of other Chairman or Chief Executive Officer transitions. At any time when the Board determines that the same individual should hold the positions of Chairman and Chief Executive Officer, or at any time when the Chairman is not independent, the independent Directors will elect an Independent Lead Director, who will serve as a liaison between the Chairman and the independent Directors.
RISK OVERSIGHT
The Board of Directors oversees the enterprise risk management program for Otter Tail Corporation. The Board of Directors is routinely called upon in the exercise of its business judgment to make complex and evolving risk assessments.
These actions are in addition to the following practices, structure and processes, which the Board has established, to fulfill its risk management and oversight responsibilities:
•Executive Risk Committee: The Executive Risk Committee is comprised of the executive officers of the Corporation. The Executive Risk Committee meets quarterly to identify and assess short-, medium- and long-term risks, and to ensure adequate mitigation strategies are implemented across the operating companies. During these meetings, the Executive Risk Committee reviews the Corporation’s significant and emerging risks, including cybersecurity, climate change, natural disasters, inflation and supply chain risks. The Committee assesses the Corporation’s plans to mitigate or manage those risks. These risks are also reviewed and considered in conjunction with management’s development of the strategic plan objectives and initiatives.
•Board Risk Oversight:
◦Strategic Plan and Executive Officer Succession Planning: The Board of Directors assesses risks associated with the strategic plan annually and also reviews and discusses succession planning for the Otter Tail Corporation executive officers. During the strategic planning process and annual retreat, strategic risks and opportunities associated with the Corporation and its businesses are assessed.
◦Annual and Quarterly Risk Review: The Board of Directors approaches oversight, management and mitigation of risk as an integral and continuous part of its governance of Otter Tail Corporation. The Board of Directors regularly reviews management’s top and emerging risk assessment and analyzes areas of existing and future risks and opportunities. Specifically, the Board of Directors oversees a complete corporate risk assessment at least annually. The Board also reviews significant and emerging risks, including environmental and climate change, as well as cybersecurity risks, on a quarterly basis in conjunction with its review of the business risk management report. The risks reviewed include all significant and emerging risks, inclusive of short-, medium-, and long-term risks. Through the quarterly process, the Board reviews with management climate change risk associated with the transition to a lower-carbon economy, including legislative and regulatory policies associated with the transition, as well as the physical impacts of climate change and the Corporation’s plans and approach to monitoring, managing and mitigating these risks.
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•Committee Risk Oversight: While the Board as a whole is ultimately responsible for risk oversight, Otter Tail Corporation’s three standing committees assist the Board in fulfilling its oversight responsibilities:
◦The Audit Committee reports to the Board on risks associated with financial reporting and controls, along with its review of the business risk management program. The Audit Committee also oversees the Code of Business Ethics compliance program. The Audit Committee meets quarterly in executive sessions with the Chief Financial Officer, the Vice President of Internal Audit and Business Risk Management and other members of senior management, as well as with the external auditors to discuss our major financial risk exposures. The Corporation’s Code of Business Ethics is found at www.ottertail.com.
◦The Compensation and Human Capital Management Committee reports to the Board on risks arising from human capital programs and compensation policies and programs, particularly risks related to incentive and equity-based compensation plans, and it ensures that the Executive Compensation Policy is aligned with performance. It also oversees the Corporation’s Insider Trading Policy and receives updates from management on compliance concerns or issues as well as process considerations.
◦The Corporate Governance Committee reports to the Board on risks associated with corporate governance policies and practices. The Committee annually reviews the Corporation’s political contributions and lobbying activities in accordance with the Corporation’s Political Contributions and Lobbying Policy, as well as the Policy itself. In 2023 the Corporation adopted a Human Rights Policy and the Corporate Governance Committee will annually review company observance of this policy.
DIRECTOR INDEPENDENCE DETERMINATIONS
The Board has affirmatively determined that all Directors except for the CEO, Mr. MacFarlane, are independent in accordance with the Nasdaq Listing Standards. In considering Director independence, the Corporate Governance Committee reviewed transactions between the Corporation and the Directors, their immediate families and affiliated organizations over the past three fiscal years. In particular, in 2023, the Corporate Governance Committee considered Dr. Johnson’s part-time employment with Barr Engineering, Inc. (“Barr”) as a Senior Geochemist and Dr. LeBeau’s role as System Vice President of the health services division of Sanford Health.
Barr has provided engineering and environmental services to two of the Corporation’s subsidiaries, Otter Tail Power Company and BTD Manufacturing, Inc. The Corporate Governance Committee reviewed the terms and conditions of Dr. Johnson’s employment and the Barr transactions. Dr. Johnson recused herself from these deliberations. The Committee determined that her employment with Barr is not related to, or conditioned on, Barr’s services to the Corporation’s subsidiaries. As a result, Dr. Johnson did not have a material interest in the Corporation’s transactions with Barr. Separately, the Audit Committee concluded that Dr. Johnson’s employment with Barr did not constitute a “covered transaction” within the Corporation’s Policies and Procedures Regarding Transactions with Related Parties. Based on this analysis and conclusion, the Corporate Governance Committee recommended to the Board, and the Board determined, that these transactions did not impair Dr. Johnson’s independence.
Dr. LeBeau oversees the health services division of Sanford Health, which has provided certain health screenings and occupational health services to employees of the Corporation and its subsidiaries. The Corporate Governance Committee reviewed the terms and conditions of the services, which were established prior to Dr. LeBeau’s appointment to the Board and without his involvement. Dr. LeBeau recused himself from these deliberations. The Committee determined that the amount of services provided is de minimis and that Dr. LeBeau’s compensation is not directly related to, or conditioned on, Sanford Health’s services to the Corporation and its subsidiaries. As a result, Dr. LeBeau did not have a material interest in the Corporation’s transactions with Sanford Health. Separately, the Audit Committee concluded that Dr. LeBeau’s employment with Sanford did not constitute a “covered transaction” within the Corporation’s Policies and Procedures Regarding Transactions with Related Parties. Based on this analysis and conclusion, the Corporate Governance Committee recommended to the Board, and the Board determined, that these transactions did not impair Dr. LeBeau’s independence.
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Table of Contents	Corporate Governance
DIRECTOR NOMINATION PROCESS
As discussed in greater detail under “Board Composition and Director Qualifications,” our goal is a balanced and diverse Board, with members whose collective skills, backgrounds, and experiences are important to our businesses. Accordingly, the Board of Directors has not set minimum standards for Director candidates. Rather, it seeks highly qualified individuals with diverse backgrounds and business and life experiences that will enable them to constructively review and guide management of Otter Tail Corporation. The Corporate Governance Committee considers and evaluates potential Director candidates and makes recommendations to the full Board of Directors. Any shareholder may submit a recommendation for nomination to the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President and Chief Executive Officer, Otter Tail Corporation, P.O. Box 496, Fergus Falls, MN 56538-0496. For the Board of Directors to consider a nominee recommendation for the 2025 Annual Meeting, shareholders should submit the recommendation and the required information by October 31, 2024, for inclusion in Otter Tail Corporation’s Proxy Statement and form of proxy relating to that meeting. The Corporate Governance Committee will use the same process for evaluating all nominees, regardless of whether the nominee recommendation is submitted by a shareholder or some other source.
If a shareholder wants to nominate a candidate for election to the Board of Directors outside of the Corporation’s Proxy Statement, the shareholder must give written notice to the Corporate Secretary of Otter Tail Corporation for the nomination to be properly made. Notice must be received at Otter Tail Corporation’s principal executive offices by January 8, 2025 for the candidate to be presented at the 2025 Annual Meeting of Shareholders. The notice must be made in accordance with our Bylaws and must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the nominee or nominees, (ii) a representation that the shareholder is a holder of record of shares of Otter Tail Corporation entitled to vote at the meeting and that the shareholder intends to attend in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (v) the consent of each nominee to serve as a Director of Otter Tail Corporation if so elected. In addition, notice of the nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
MEETINGS
Directors are expected to attend Board and Committee meetings, as well as the Annual Meetings of Shareholders, on a regular basis. The full Board of Directors held a total of five meetings in 2023, including a planning retreat with senior management in June 2023. During 2023, the Board of Directors met regularly in executive session with only the independent Directors. Each Director attended at least 75% of the total meetings of the Board of Directors and the meetings of the committees on which he or she served. Each of the Directors also attended the Annual Meeting of Shareholders in 2023.
CONTACT WITH THE BOARD OF DIRECTORS
Questions may be sent to the entire Board of Directors, to a particular committee, or to an individual Director. The mailing address is Otter Tail Corporation, Board of Directors, P.O. Box 496, Fergus Falls, MN 56538-0496 and the Web Form for online submissions can be found on our website at www.ottertail.com. Although reviewed by the Vice President, General Counsel and Corporate Secretary, all questions are forwarded to the Board of Directors or to the appropriate committee or Director, as determined by the Vice President, General Counsel and Corporate Secretary.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has established a standing Audit Committee, Compensation and Human Capital Management Committee, and Corporate Governance Committee. The charters of each of these Committees outlines the Committees’ delegated responsibilities and are reviewed annually both by the Committee and the Board and can be found at www.ottertail.com.
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Corporate Governance	Table of Contents

AUDIT COMMITTEE

Members:
Ms. Karen M. Bohn
Ms. Jeanne Crain
Mr. Steven L. Fritze (Chair)
Mr. Mary E. Ludford
Mr. Thomas J. Webb
Independence:
The Board has determined that all current Committee members are independent Directors as defined by the Nasdaq Listing Standards and SEC regulations.
Financial Expertise:
The Board of Directors has determined that Ms. Crain, Mr. Fritze, Ms. Ludford, and Mr. Webb each meet the SEC definition of an audit committee financial expert and all members of the Committee are financially literate.
Number of Meetings:
4

Responsibilities:
•Oversees corporate accounting and financial reporting practices, and ensures the integrity of financial reports, as well as legal compliance and business ethics.
•Provides an open avenue of communication among the independent accountants, financial and senior management, the internal audit function and the Board.
•Reviews annual and quarterly financial statements with management and the independent accountants, and it discusses with management and the independent accountant significant assumptions, estimates and judgments used in the preparation of the consolidated financial statements.
•Selects and retains the independent accountants for all audit, review and attest services performed for the Corporation (including the annual financial audit), considering independence and effectiveness.
•Reviews at least annually the internal audit function and makes inquires of management and the independent accountants concerning the adequacy of the Corporation’s system of internal controls.
•Has oversight responsibility for Otter Tail Corporation’s Code of Business Ethics.
The Audit Committee routinely meets in executive session with internal audit and the independent registered public accounting firm without management present. During 2023, the Committee received regular presentations on new accounting standards affecting Otter Tail Corporation.
For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee.

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Table of Contents	Corporate Governance

COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE

Members:
Ms. Jeanne H. Crain Dr. Kathryn O. Johnson
Dr. Michael E. LeBeau
Mr. Thomas J. Webb (Chair)
Independence:
The Board has determined that all Committee members are independent Directors as defined by the Nasdaq Listing Standards and non-employee Directors as defined by rules under Section 16(b) of the Exchange Act.
Number of Meetings:
5

Responsibilities:
•Reviews and reports to the Board of Directors on all compensation programs, plans and policies involving Otter Tail Corporation’s Board of Directors and Otter Tail Corporation’s executive officers.
•Develops, evaluates and recommends for approval all Otter Tail Corporation equity-based compensation plans.
•Oversees the administration of the Corporation’s stock incentive plans and Executive Annual Incentive Plan.
•Recommends and monitors compliance with policies related to the grant of equity awards and the recovery of equity awards.
•Recommends and monitors compliance with the Corporation’s insider trading policy.
•Oversees the administration and compliance with the Corporation’s Occupation Health and Safety Policy.
•Oversees employee compensation and benefits.
•Oversees the management of human capital, including policies and programs related to the attraction, development and retention of talent and diversity, equity and inclusion.
•Sets compensation for the Directors, subject to ratification by the Board, and compensation for the Named Executive Officers, subject to ratification by a majority of the independent Directors.
•Oversees succession plans other than for the Chief Executive Officer and the Corporation’s executive officers (which plans are a responsibility of the full Board).
The Compensation and Human Capital Management Committee periodically retains an outside compensation consultant to advise its decision-making process.
For further information on the actions of the Compensation and Human Capital Management Committee, please refer to the Compensation Discussion and Analysis (“CD & A”) and the Report of the Compensation and Human Capital Management Committee.

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Corporate Governance	Table of Contents

CORPORATE GOVERNANCE COMMITTEE

Members:
Ms. Karen M. Bohn (Chair)
Mr. Steven L. Fritze
Dr. Kathryn O. Johnson
Dr. Michael E. LeBeau
Ms. Mary E. Ludford
Independence:
The Board has determined that all committee members are independent Directors as defined by the Nasdaq Listing Standards.
Number of Meetings:
4

Responsibilities:
•Identifies and recommends to the Board of Directors qualified candidates for election as Directors.
•Recommends Director committee assignments.
•Recommends actions necessary for the proper governance of Otter Tail Corporation and for the evaluation of the performance of the Board of Directors, its Committees and the Chief Executive Officer.
•Oversees the compliance with the Corporation’s Human Rights Policy.
•With input from the Chief Executive Officer, recommends certain executive officers for annual election.
•Reviews issues and developments related to corporate governance practices and makes recommendations to the Board of Directors on changes in structure, rules or practice necessary for compliance and for good corporate governance.
•Reviews the onboarding program and continuing education that each member of the Board has received on an annual basis.

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Director Compensation
Director compensation is designed to attract and retain qualified, non-employee Directors and to align their interests with those of our shareholders. The Compensation and Human Capital Management Committee periodically reviews compensation practices for non-employee Directors to ensure that Director compensation remains competitive with market practices and commensurate to the responsibilities undertaken by our Directors.
In 2022, a market analysis was conducted by the Committee’s compensation consultant, WTW, using data from the National Association of Corporate Directors and the Peer Group.
ANNUAL RETAINERS
For 2023, retainers for non-employee Directors and the Chairman were increased to align with competitive market practice:
•Non-employee Directors, except the Chairman, receive an annual retainer that was increased from $76,000 to $80,000.
•The Chairman receives an annual retainer that was increased from $144,000 to $148,000.
•Each Committee chair currently receives an additional retainer of $15,000 per year, except that the Audit Committee Chair’s retainer is $21,000.
Directors do not receive a meeting fee for attending Board or standing committee meetings. As an executive officer of Otter Tail Corporation, Mr. MacFarlane does not receive non-employee Director compensation for his service as a member of the Board of Directors.
Non-employee Directors may elect to receive their annual retainers in the form of cash, stock or a combination of both. Cash retainers are paid monthly, whereas stock retainers are delivered quarterly.
RESTRICTED STOCK GRANTS
Each non-employee Director receives an annual grant of restricted stock with an approximate value that was increased from $95,000 to $110,000 for 2023. The restricted stock is granted under the terms of the 2023 Stock Incentive Plan on the date of the Annual Meeting. Each non-employee Director receives an additional grant of restricted stock with an approximate value of $10,500 for each standing committee on which they serve, and the Chairman receives an additional grant of restricted stock with an approximate value of $26,500. All shares of restricted stock awarded to non-employee Directors are eligible for full dividend and voting rights and vest over a period of three years at the rate of 33.3% per year.
DEFERRED COMPENSATION PLAN
Non-employee Directors may elect to defer the receipt of all or part of their cash compensation pursuant to the Otter Tail Corporation Deferred Compensation Plan for Directors. The deferral may be in the form of cash or restricted stock units. Cash deferrals receive interest at a rate equal to 1% over the prime commercial rate of U.S. Bank National Association. Deferrals in the form of restricted stock units are credited quarterly with dividend equivalents equal to the dividend rate on Otter Tail Corporation’s common shares, and the deferred amount is paid out in common shares.
STOCK OWNERSHIP GUIDELINE
Otter Tail Corporation has established a stock ownership guideline for non-employee Directors, who are expected to hold Otter Tail Corporation stock equal to five times the value of the non-Chairman annual retainer ($400,000) to be achieved within five years of beginning service on the Board of Directors. All existing non-employee Directors either meet the expectation or are within the five-year period provided to reach the prescribed amount.
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Director Compensation	Table of Contents
DIRECTOR COMPENSATION TABLE
The following table provides summary compensation information for each non-employee Director for the year ending December 31, 2023:

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2,3]	Total ($)

Karen M. Bohn	94,000	139,384	233,384
Jeanne H. Crain	79,000	139,384	218,384
John D. Erickson	79,000	117,376	196,376
Steven L. Fritze	100,000	139,384	239,384
Kathryn O. Johnson	79,000	139,384	218,384
Michael E. LeBeau	79,000	139,384	218,384
Mary E. Ludford	79,000	139,384	218,384
Nathan I. Partain	147,000	146,720	293,720
James B. Stake [4]	30,333	—	30,333
Thomas J. Webb	90,250	139,384	229,634
(1)Includes the aggregate dollar amount of all retainers earned or paid in cash for services as a Director (both paid and deferred) including annual retainer and chair retainers.
(2)Represents the aggregate grant-date fair value of restricted stock awards granted to non-employee Directors in 2023 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718, Compensation Stock-Compensation.
(3)The number of shares of restricted stock held by each Director at fiscal year-end is as follows: Ms. Bohn, 3,967; Ms. Crain, 1,900; Mr. Erickson, 3,299; Mr. Fritze, 3,967; Dr. Johnson, 3,967; Dr. LeBeau, 3,967; Ms. Ludford 1,900; Mr. Partain, 4,199;and Mr. Webb, 3,967.
(4)Mr. Stake retired from the Company’s Board of Directors effective April 17, 2023, after electing not to stand for re-election.
Otter Tail Corporation | 30 | 2024 Proxy Statement

Security Ownership of
Certain Beneficial Owners
Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by each Director, Director nominee and executive officer named in the Summary Compensation Table, as well as the number of shares owned by all Directors and executive officers of Otter Tail Corporation as a group, as of December 31, 2023. The table also includes those persons known to Otter Tail Corporation to own beneficially (as defined by the SEC for Proxy Statement purposes) more than 5% of the outstanding common shares of Otter Tail Corporation as of the dates in their Schedule 13 filings:

Common Shares of Otter Tail Corporation	Amount and Nature of Beneficial Ownership[1,2]	Percent of Class[1]

Name of Beneficial Owner

John S. Abbott[3]	52,973	*
Karen M. Bohn	45,850	*
Jeanne H. Crain[4]	1,933	*
John D. Erickson	148,805	*
Steven L. Fritze	27,133	*
Kathryn O. Johnson	24,553	*
Michael E. LeBeau	4,400	*
Mary E. Ludford[4]	1,933	*
Charles S. MacFarlane[5]	329,964	*
Kevin G. Moug[6]	134,769	*
Nathan I. Partain[7]	73,527	*
Timothy J. Rogelstad[8]	61,264	*
Jennifer O. Smestad[9]	21,687	*
Thomas J. Webb	12,700	*
All Directors, director nominees and executive officers as a group (14 persons)	941,491	2.3%
BlackRock, Inc.[10] 55 East 52nd Street New York, NY 10055	6,574,793	15.8%
The Vanguard Group[11] 100 Vanguard Boulevard Malvern, PA 19355-2331	5,040,893	12.1%
Cascade Investment, LLC[12] 2365 Carillon Point Kirkland, WA 98033	3,456,499	8.3%
*Indicates ownership of less than 1% of the total outstanding common shares.
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Security Ownership of Certain Beneficial Owners	Table of Contents
(1)Represents common shares beneficially owned both directly and indirectly as of December 31, 2023. Except as indicated by footnotes below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown. No shares owned by any Director or executive officer were pledged as of December 31, 2023. The information provided is based upon 41,710,521 common shares outstanding as of December 31, 2023.
(2)Includes common shares held by the Trustee of Otter Tail Corporation’s ESOP for the account of executive officers of Otter Tail Corporation with respect to which such persons have sole voting power and no investment power, as follows: Mr. MacFarlane, 2,908 shares; Mr. Moug, 368 shares; Mr. Rogelstad, 3,153 shares; Ms. Smestad, 488 shares; and all Directors and executive officers as a group, 6,917 shares.
(3)Includes 1,825 restricted stock units which vested on February 6, 2024 and 12,000 performance shares which vested on February 6, 2024.
(4)Appointed to the Board effective January 1, 2023 and has five years to fulfill stock ownership expectation.
(5)Includes 32,118 shares held indirectly in a Grantor Retained Annuity Trust and 75,459 shares held indirectly in a Spousal Limited Access Trust. Includes 9,550 restricted stock units that vested on February 6, 2024 and 60,000 performance share awards that vested on February 6, 2024.
(6)Includes 1,449 shares owned jointly with Mr. Moug’s wife as to which he shares voting and investment power. Includes 15,000 performance shares that vested on February 6, 2024.
(7)Includes 67,561 shares held in Mr. Partain’s revocable trust. Mr. Partain has sole voting and investment power over these shares.
(8)Includes 2,190 shares owned jointly with Mr. Rogelstad’s wife as to which he shares voting and investment power. Includes 1,825 restricted stock units that vested on February 6, 2024 and 12,000 performance shares that vested on February 6, 2024.
(9)Includes 10,762 shares, which are owned jointly with Ms. Smestad’s husband as to which she shares voting and investment power. Includes 50 shares owned by Ms. Smestad’s daughter, as to which she, as custodian, and has voting and investment power. Includes 1,300 restricted stock units that vested on February 6, 2024 and 8,400 performance shares that vested on February 6, 2024.
(10)Based on information in Amendment No. 10 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 22, 2024 for its holdings as of December 31, 2023, BlackRock reported that it has sole voting power as to 6,492,438 shares and sole investment power as to 6,574,793 shares.
(11)Based on information in an Amendment No. 13 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024 for its holdings as of December 29, 2023. Vanguard reported that it has sole voting power as to 0 shares, shared voting power as to 52,251 shares, sole investment power as to 4,951,493 shares, and shared investment power as to the remainder.
(12)Based on information in an Amendment No. 11 to Schedule 13D jointly filed by Cascade Investment, LLC (“Cascade”) and William H. Gates, III, with the SEC on February 24, 2020 with respect to their holdings as of February 20, 2020. According to the filing, the common shares owned by Cascade may be deemed to be beneficially owned by Mr. Gates as the sole member of Cascade. Michael Larson, Business Manager and Chief Investment Officer, Cascade Investments, has voting and investment power with respect to the common shares beneficially owned by Cascade. Mr. Larson disclaims beneficial ownership of the common shares beneficially owned by Cascade and Mr. Gates.
The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to Otter Tail Corporation by each person included in the table.
Otter Tail Corporation | 32 | 2024 Proxy Statement

Compensation Discussion
and Analysis
EXECUTIVE SUMMARY
Otter Tail Corporation believes that strong, effective leadership is the cornerstone of its continued growth and success. To be successful, Otter Tail Corporation must be able to attract, retain and motivate highly qualified executive officers with the competencies needed to excel in a rapidly changing marketplace and to understand issues relating to a diverse group of companies in several different industries.
Executive compensation at Otter Tail Corporation is focused on results. Total direct compensation includes base pay, annual cash incentive and stock-based long-term incentive. The mix of pay is designed to reflect a strong bias towards pay for performance by placing a majority of target compensation at risk. The only elements of total direct compensation that are not performance-based are base pay and restricted stock units. Annual cash incentive and other stock-based long-term incentive are performance- and metric-based. The individual performance portion of the annual cash incentive has a discretionary element.
At the 2023 Annual Meeting of Shareholders, Otter Tail Corporation provided shareholders an advisory vote on executive compensation. 95.9% of shareholders present and entitled to vote (excluding broker non-votes) approved, on an advisory basis, the compensation of Otter Tail Corporation’s Named Executive Officers. Otter Tail Corporation conducts an advisory vote on executive compensation annually.
The Compensation and Human Capital Management Committee takes into account the result of the shareholder vote in determining executive compensation policies and decisions. The Compensation and Human Capital Management Committee views the 2023 vote as a strong expression of the shareholders’ general satisfaction with Otter Tail Corporation’s current executive compensation programs. While the Compensation and Human Capital Management Committee considers this shareholder satisfaction in determining the present framework of executive compensation programs, decisions regarding incremental changes in the compensation programs and individual compensation are made in consideration of Otter Tail Corporation’s performance, current economic conditions and individual executive officer performance as described in more detail below.
PURPOSE AND PHILOSOPHY
The Compensation and Human Capital Management Committee of the Board of Directors is responsible for developing and recommending to the Board of Directors the goals and objectives of Otter Tail Corporation’s compensation policies and practices for the executive officers, including the following individuals:
•Charles S. MacFarlane, our President and Chief Executive Officer.
•Kevin G. Moug, our Senior Vice President and Chief Financial Officer.
•Timothy J. Rogelstad, our Senior Vice President, Electric Platform, and President, Otter Tail Power Company.
•John S. Abbott, our Senior Vice President, Manufacturing Platform, and President, Varistar Corporation, which includes our Manufacturing and Plastics reporting segments.
•Jennifer O. Smestad, our Vice President, General Counsel and Corporate Secretary.
These individuals are referred to in this CD&A as the “Named Executive Officers.” Each of these Named Executive Officers is included in the Summary Compensation Table, Total Realized Pay and the related tables.
The Compensation and Human Capital Management Committee has adopted an Executive Compensation Policy, which outlines the overall executive compensation philosophy of Otter Tail Corporation and describes the components of executive compensation for executive officers.
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Compensation Discussion and Analysis	Table of Contents
In accordance with its Executive Compensation Policy, Otter Tail Corporation provides competitive compensation to its executive officers by combining base pay, annual cash incentive, stock-based long-term incentive, retirement plans and competitive health, dental, paid time off (“PTO”) and other traditional benefits.
•Base pay is designed to be market competitive and to reflect tenure, experience, skill set and individual performance.
•Annual cash incentive awards are designed to reward executives for Otter Tail Corporation’s current year financial success and recognize the responsibilities of the executive officers for meeting Otter Tail Corporation’s financial performance goals.
•Stock-based long-term incentive awards provided under the 2023 Stock Incentive Plan focus on long-term performance by aligning the executive officers’ long-term financial interests with shareholders’ interests.
•Retirement plans are provided to encourage long tenure among the executive officers.
•Health, PTO, dental and other benefits are designed to be competitive with companies with whom Otter Tail Corporation competes for executive talent.
The key elements of our executive compensation philosophy are:
•Pay is performance-based. Approximately 68% of executive officer target direct compensation is at risk and is contingent on company performance.
•Incentives are aligned with our business strategy. Performance goals and targets are aligned with our annual business plan, as well as our long-term growth model and strategic priorities.
•Safety is a metric for annual incentive pay. Safety is one of the Corporation’s core values and the Corporation establishes safety targets to drive safe behaviors at all of our operating companies, for all of our employees.
Compensation policies reflect our compensation philosophy, promote accountability and mitigate incentive risks.

WHAT WE DO	Pay for performance. Approximately 68% of executive officer target direct compensation is at risk, is contingent on company performance and is aligned with performance-based metrics.
Balance short and long-term incentives to address strategic objectives and annual operating performance.
Include ESG metrics in our annual incentive plan in support of our safety, DEI and environmental strategies.
Place caps on incentive payouts. Our annual incentive and performance share awards are designed to pay out at a maximum of 200% and 150% of target respectively.
Align executive compensation with stakeholder interests through long-term incentives.
Pay competitively using appropriate survey benchmarks for a diversified utility.
Set meaningful stock ownership requirements for NEOs.
Include recoupment provisions in our annual and long-term incentive plans
WHAT WE DON’T DO	Provide employment contracts to NEOs (the last remaining contract expired with Mr. Moug’s retirement at the end of 2023).
Permit directors or executives to hedge or pledge their company stock.
Provide tax gross-ups on severance benefits.
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Table of Contents	Compensation Discussion and Analysis
MARKET CONDITIONS AND PEER GROUP
The Compensation and Human Capital Management Committee retains a compensation consultant to provide market-based compensation data in connection with its consideration of the compensation of the executive officers. The Compensation and Human Capital Management Committee has retained WTW as its compensation consultant to assess the competitiveness of the compensation provided to executive officers of Otter Tail Corporation taking into consideration current market conditions.
The Compensation and Human Capital Management Committee, with WTW assistance, uses this market-based compensation data to compare the compensation provided to the executive officers in the areas of total remuneration, annual incentive and long-term incentive. This information is also used in evaluating other components of executive compensation and practices, including incentive metrics, stock ownership guidelines and compensation policy matters. The analysis compares both the structure of compensation and the amount of compensation provided to each of the executive officer positions.
The Compensation and Human Capital Management Committee, in consultation with WTW, used data from the prior year’s study which included published survey data (including the 2022 Willis Towers Watson Energy Services Survey, the 2022 Mercer Executive Survey – Energy Sector, the 2022 Mercer General Industry Survey and the 2022 Willis Towers Watson General Industry Survey) as the primary benchmark to evaluate 2023 executive compensation levels, with Peer Group data used as reference for validation of the survey data. WTW found that the compensation structure continues to be in-line with market practice.
WTW created a peer group of publicly traded utility, manufacturing and distribution companies of comparable size, heavily weighted to electric utilities to reflect the relative size of Otter Tail Corporation’s operating companies and taking into account other considerations that WTW deemed relevant such as geographic location (the “Peer Group”). The Peer Group is reviewed annually by the Compensation and Human Capital Management Committee and changes, if necessary, are made to it.
The 2023 Peer Group consisted of the following companies:

Company Name	SIC Code (Primary)

ALLETE, Inc.	4931 Electric and other services combined
Apogee Enterprises, Inc.	3231 Glass products made of purchased glass
Avista Corp.	4931 Electric and other services combined
Black Hills Corporation	4911 Electric services
Chart Industries, Inc.	3443 Fabricated plate work (boiler shops)
ESCO Technologies, Inc.	3825 Instruments to measure electricity
Franklin Electric Co., Inc.	3621 Motors and generators
Graco Inc.	3561 Pumps & pumping equipment
IDACORP, Inc.	4911 Electric services
MGE Energy Inc.	4931 Electric and other services combined
Northwest Natural Holding Company	4924 Natural gas distribution
Northwestern Corp.	4931 Electric and other services combined
ONE Gas, Inc.	4924 Natural gas distribution
PNM Resources, Inc.	4911 Electric services
Portland General Electric Co.	4911 Electric services
Tennant Company	3580 Refrigeration & service industry machinery
Unitil Corp.	4931 Electric and other services combined
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Compensation Discussion and Analysis	Table of Contents
There were no changes from the 2022 Peer Group.
In addition to market-based compensation data, the Compensation and Human Capital Management Committee considers individual performance, historic compensation, internal equity and regional information. The Compensation and Human Capital Management Committee also received compensation recommendations from Mr. MacFarlane for Mr. Moug, Mr. Rogelstad, Mr. Abbott and Ms. Smestad. The Compensation and Human Capital Management Committee may, but is not required to, consider the recommendations.
The Compensation and Human Capital Management Committee annually reviews its engagement with WTW and assesses WTW’s’ independence as a compensation consultant. In 2023, WTW provided services to Otter Tail Corporation totaling $386,974, of which $98,723 was for executive compensation consulting for the Compensation and Human Capital Management Committee. Fees for other services totaled $288,251, which included Property & Casualty Insurance brokerage fees.
The decision to engage WTW for these other services was recommended by management, subject to the Compensation and Human Capital Management Committee’s approval. According to WTW’s consulting independence protocols, the WTW personnel who provide the brokerage services operate separately and independently of the WTW advisers who perform executive compensation-related services. Those executive compensation advisers may not serve in broader relationship-management roles, and the compensation paid to those advisers is not directly tied to fees paid by Otter Tail Corporation. Upon review, the Compensation and Human Capital Management Committee concluded that any potential conflicts of interest were mitigated by these protocols. In reaching this conclusion, the Compensation and Human Capital Management Committee considered factors relevant to WTW’ independence from management, including the six factors set forth in the Nasdaq Listing Standards.
ELEMENTS OF EXECUTIVE COMPENSATION
Base Pay
Base pay is set with reference to the market for similar jobs in the utility and general industry sectors as determined by the survey data. An individual executive’s base pay also takes into consideration tenure, experience, skill set and individual performance.
Annual Cash Incentive
The Otter Tail Corporation Executive Annual Incentive Plan provides annual cash incentives to the executive officers for achieving annual performance targets for Otter Tail Corporation and its two platforms, the Electric Platform, and the Manufacturing Platform, depending on the executive officer’s position and responsibilities. The annual cash incentive is designed to place a significant portion of each executive officer’s annual cash compensation “at risk” depending upon the financial and workplace safety performance of Otter Tail Corporation for that year and on the executive officer’s individual performance. The financial targets are aligned with the annual budget approved by the Board of Directors. The target annual cash incentive for each executive officer is measured as a percentage of the annualized base amount paid to participants as of December 31, ranging from 50% to 100% of base pay. The target for annual cash incentive is set with reference to the market data for similar jobs in the utility and general industry sectors as determined by the published survey data, with Peer Group data used as reference for validation of the survey data.
Annual Cash Incentive - Financial Performance
The Compensation and Human Capital Management Committee sets threshold and maximum performance goals in addition to the target performance goals for the financial measures to incent the executive officers to strive for the best possible performance in a difficult year and a maximum performance level to reward exceptional performance. The annual cash incentive for these financial measures is capped at 200% of target.
Annual Cash Incentive - Individual Performance
Annual cash incentives paid to each of the Named Executive Officers are based in part upon the achievement of individual goals established at the beginning of the year, and individual performance as determined by the Chief Executive Officer, subject to approval by the Compensation and Human Capital Management Committee and ratification by the independent members of the Board of Directors, for each Named Executive Officer except for the Chief Executive Officer, whose bonus was determined using the same criteria by the Compensation and Human Capital Management Committee, subject to ratification by the independent members of the Board of Directors.
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Table of Contents	Compensation Discussion and Analysis
Annual Cash Incentive - Safety
As noted above, the Executive Annual Incentive Plan includes a non-financial measure for workplace safety. One of Otter Tail Corporation’s five core values is safety. Otter Tail Corporation strives to provide safe workplaces and requires safe work practices throughout its businesses. The Compensation and Human Capital Management Committee believes that management’s commitment to workplace safety is critical to achieving Otter Tail Corporation’s goals regarding workplace safety. The annual cash incentive for the safety measure is paid at 100% of target once the goal for that measure is met or exceeded. Payout for achievement of the safety goal is 10% of the target annual cash incentive.
Annual Cash Incentive - DEI and Environmental
In 2023, incentives for exceeding Diversity, Equity and Inclusion (“DEI”) and Environmental goals were added to the Executive Annual Incentive Plan. Otter Tail Corporation expects, and is committed to, diversity, equity and inclusion as part of who we are, what we value, and how we achieve individual, business and community success. For environmental goals, our electric utility is committed to providing increasingly clean energy while maintaining reliable and affordable electric service to meet the needs and expectations of its customers. The annual cash incentive for each DEI and environmental measure is paid on a sliding scale and increases incrementally from 0% at target performance to 100% at maximum performance. Payouts for DEI and environmental performance are each capped at 5% of the target annual cash incentive. Annual cash incentive for combined financial, non-financial and individual performance measures is capped at 200% of target annual cash incentive.
Annual Cash Incentive - 2023 Outcomes
For 2023 the financial measures for the Executive Annual Incentive Plan were:
•Corporate Earnings per Share;
•Corporate Return on Equity;
•Electric Platform Net Income;
•Electric Platform Return on Equity; and
•Manufacturing Platform Net Income.
These are financial measures that Otter Tail Corporation uses to compare results of operations from period to period for compensation purposes. In determining whether a financial measure has been met for the year, actual performance for each measure on a U.S. generally accepted accounting principles (“GAAP”) basis may be adjusted by the following items: (1) unusual, extraordinary or nonrecurring events; (2) changes in applicable accounting rules or principles or in the Corporation’s methods of accounting; (3) results of discontinued operations; (4) asset write downs; (5) litigation or claim judgments or settlements; (6) changes in tax law affecting reported results; (7) severance, contract termination and other costs related to exiting business activities; (8) acquisitions; (9) gains or losses from the disposition of businesses or assets; (10) gains or losses from the early extinguishment of debt; and (11) other publicly identified one-time items. The Compensation and Human Capital Management Committee may exercise discretion and decline to make an adjustment for one or more of these items whether the exercise of that discretion reduces or increases the payout. In 2023, there were no adjustments to GAAP results for purposes of determining awards under the Executive Annual Incentive Plan.
Safety is measured against the weighted average case rate for the industries in which Otter Tail Corporation and its subsidiaries operate. Subject to the Compensation and Human Capital Management Committee discretion, the incentive for safety is paid if the weighted average composite case rate of Otter Tail Corporation and its subsidiaries for the year is less than the weighted average composite case rate for the past three years for the industries in which Otter Tail Corporation and its subsidiaries operate.
DEI has three equally-weighted measures, with separate goals for Electric and Manufacturing and a weighted average goal for Corporate:
•Diverse Slate: % of posted salaried positions that used a diverse slate of interviewed candidates
•Diversity Training: % of employees receiving education and training on DEI topics
•DEIB Index: % favorability score from multi-item employee survey on Diversity, Equity, Inclusion and Belonging Index
DEI annual cash incentive is paid on a sliding scale only once target goals for these measures have been exceeded, with 0% paid for target performance and 100% maximum performance.
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Compensation Discussion and Analysis	Table of Contents
Environmental has two measures, which are weighted differently depending on the Named Executive Officer role:
•Renewable Generation: megawatt hours of renewable generation produced from Otter Tail Power Company-owned and contracted renewable resources. This is weighted 50% of the environmental target annual cash incentive for Mr. MacFarlane, Mr. Moug and Ms. Smestad, and 80% for Mr. Rogelstad. The renewable generation annual cash incentive is paid on a sliding scale only once the target goal for this measure has been exceeded, with 0% paid for target performance and 100% for maximum performance.
•Scope Emissions Inventory & Measurement: a complete inventory and measurement of Scope 1 and 2 emissions. This is weighted 50% of the environmental target annual cash incentive for Mr. MacFarlane, Mr. Moug and Ms. Smestad, 20% for Mr. Rogelstad and 100% for Mr. Abbott. The scope emissions annual cash incentive is paid 50% upon completion of Scope 1 inventory and measurement and 50% upon completion of Scope 2 inventory and measurement.
The following tables show weighting of financial, non-financial and individual performance goals for each Named Executive Officer’s annual cash incentive for 2023, actual performance against each goal and actual payout for each goal as a percentage of target. Amounts of actual payouts may be found in the Summary Compensation Table, under the heading “Non-Equity Incentive Plan Compensation,” for the financial and non-financial goals and under the heading “Bonus,” for the individual performance goals.

	Target Award as % of Salary	Weighting
		Corporate EPS[1]	Corporate ROE[2]	Electric NI3	Electric ROE[4]	Manuf. NI5	Indiv. Perform.[6]	ESG: Safety/DEI/Environmental
Executive								Corporate	Electric	Manuf.

Charles S. MacFarlane	100%	40%	40%				10%	10%
Kevin G. Moug	55%	40%	40%				10%	10%
Timothy J. Rogelstad	60%	20%		25%	25%		20%		10%
John S. Abbott	60%	30%				40%	20%			10%
Jennifer O. Smestad	50%	35%	35%				20%	10%

	Performance Goals vs. Actual Performance						Ind. Perf. Payout [6]
Performance Levels	Payout Range as % of Target	Corporate EPS[1]	Corporate ROE[2]	Electric NI3	Electric ROE[4]	Manuf. NI5

Maximum	200%	$4.21	14.50%	$89,900	10.10%	$101,500	200%
Target	100%	$3.91	13.00%	$84,800	9.10%	$89,000	100%
Threshold	50%	$3.61	11.50%	$79,700	8.10%	$76,500	—%
2023 Actual		$7.00	22.11%	$84,424	8.95%	$209,190	174%
2023 Actual Payout as % of Target		200%	200%	96%	92%	200%	174%
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Table of Contents	Compensation Discussion and Analysis

	ESG
		Safety Goals[7] vs. Actual Performance (Payout 0% or 100%)			DEI Goals[8] vs. Actual Performance (Payout 0% to 100%)			Environmental Goals[9] vs. Actual Performance (Payout 0% to 100%)
Performance Levels	Payout Range %	Corp.	Electric	Manuf.	Corp.	Electric	Manuf.	Corp.	Electric	Manuf.

Maximum	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Target	100%	100%	100%	100%	—%	—%	—%	—%	—%	—%
Threshold	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
2023 Actual Payout % of Maximum		100%	100%	100%	33%	33%	79%	50%	20%	100%
(1)Corporate Earnings Per Share. A weighted percentage of each Named Executive Officer’s annual cash incentive depends on Corporate Earnings Per Share. Each Named Executive Officer receives the target payout if Otter Tail Corporation achieves the targeted Corporate Earnings Per Share. The target award amount is reduced incrementally for performance below the target to the threshold and increased incrementally for performance above the target to the maximum. The Corporate Earnings Per Share exceeded the maximum level in 2023. Payout was at 200% of target.
(2)Corporate Return on Equity. A weighted percentage of the annual cash incentive for Mr. MacFarlane, Mr. Moug and Ms. Smestad depends on Corporate Return on Equity. They receive the target payout if Otter Tail Corporation achieves the targeted Corporate Return on Equity. The target award amount is reduced for performance below the target and increased for performance above the target. The Corporate Return on Equity exceeded the maximum level in 2023. Payout was 200% of target.
(3)Electric Platform Net Income. A weighted percentage of the annual cash incentive for Mr. Rogelstad depends on Electric Platform Net Income. He receives the target payout if the Electric Platform achieves its targeted Net Income. The target award amount is reduced for performance below target and increased for performance above the target. The Electric Platform Net Income exceeded the threshold level in 2023. Payout was 96%% of target.
(4)Electric Platform Return on Equity. A weighted percentage of the annual cash incentive for Mr. Rogelstad depends on Electric Platform Return on Equity. He receives the target payout if the Electric Platform achieves its targeted Return on Equity. The target award amount is reduced for performance below target and increased for performance above the target. The Electric Platform Return on Equity exceeded the threshold level for 2023. Payout was 92% of target.
(5)Manufacturing Platform Net Income. A weighted percentage of the annual cash incentive for Mr. Abbott depends on Manufacturing Platform Net Income. He receives the target payout if the Manufacturing Platform achieves its targeted Net Income. The target award amount is reduced for performance below target and increased for performance above the target. The Manufacturing Platform Net Income exceeded the maximum level for 2023. Payout was 200% of target.
(6)Individual Performance. Each Named Executive Officer receives a weighted percentage of the annual cash incentive based upon individual performance. The actual amount of the award will be determined by the Chief Executive Officer, who may award up to 200% of the target amount, and the award is subject to approval by the Compensation and Human Capital Management Committee and ratification by the independent members of the Board of Directors. The Chief Executive Officer’s individual performance award is determined by the Compensation and Human Capital Management Committee, subject to ratification by the independent members of the Board of Directors. Payout based on individual performance averaged 174% of target for the Named Executive Officers in 2023.
(7)Safety Incentive. Each Named Executive Officer receives 10% of the total target annual cash incentive if Otter Tail Corporation (Mr. MacFarlane, Mr. Moug and Ms. Smestad), the Electric Platform (Mr. Rogelstad) and the Manufacturing Platform (Mr. Abbott) achieve their respective targets for workplace safety. If the target is not met, the payout is 0%, if the target is exceeded, the maximum payout is 10%, The maximum incentive is 10%, The safety target was met by Corporate, and the Electric and Manufacturing Platforms in 2023 and payout was at 100% of target.
(8)DEI incentive. Each Named Executive Officer receives 0% of the total target annual cash incentive if Otter Tail Corporation (Mr. MacFarlane, Mr. Moug and Ms. Smestad), the Electric Platform (Mr. Rogelstad) and the Manufacturing Platform (Mr. Abbott) do not exceed their respective target goals for DEI measures. Payouts are on a sliding scale and increase incrementally for performance above the target to the maximum 5% of the total target annual cash incentive. The Corporate DEI performance exceeded the target goals for the Diversity Training measure in 2023 and payout was at 33% of maximum.The Electric Platform DEI performance exceeded the target goals for the Diversity Training measure in 2023 and payout was at 33% of maximum. The Manufacturing DEI performance exceeded the target goals for the Diverse Slate, Diversity Training, and DEIB Index measures in 2023 and payout was at 79% of maximum.
(9)Environmental Incentive. Each Named Executive Officer receives 0% of the total target annual cash incentive if Otter Tail Corporation (Mr. MacFarlane, Mr. Moug and Ms. Smestad), the Electric Platform (Mr. Rogelstad) and the Manufacturing Platform (Mr. Abbott) do not exceed target goals for environmental measures. For renewable generation, payouts are on a sliding scale and increase incrementally for performance above the target to the maximum 5% of the total target annual cash incentive. Environmental performance exceeded the target goals for the Scope Emissions Inventory & Measurement measure in 2023 and payout was at 50% of maximum for Corporate (Mr.MacFarlane, Mr. Moug, and Ms. Smestad), 20% of maximum for Electric (Mr. Rogelstad) and 100% of maximum for Manufacturing (Mr. Abbott).
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Compensation Discussion and Analysis	Table of Contents
Long-Term Incentives
Long-term incentive compensation for executive officers consists of performance share awards and restricted stock unit awards granted by the Compensation and Human Capital Management Committee under the Otter Tail Corporation 2023 Stock Incentive Plan.
The performance share awards are designed to tie the long-term incentives for the executive officers to Otter Tail Corporation stock performance and to further align the interests of the executive officers with shareholders.
•50% of performance shares awarded to the Named Executive Officers vest based on Otter Tail Corporation’s relative total shareholder return as compared to the total shareholder return (“TSR”) of companies in the Edison Electric Institute Index (“EEI Index”) for the three-year period beginning on the first day of the year in which the grant is awarded. The EEI Index is chosen because it is the sector that includes Otter Tail Corporation common shares. Total shareholder return (for both Otter Tail Corporation and the Peer Group) is determined by comparing the stock price appreciation plus the value of dividends reinvested over the three-year period. There were 39 U.S. members in the index as of December 31, 2023.
•50% of performance shares awarded to the Named Executive Officers vest based on achieving targets for three-year adjusted Return on Equity (“ROE”). For 2023, there was no adjustment to ROE made for calculation of performance share outcomes. If there is a year for which an adjustment to ROE is made, then, for purposes of calculation, three-year adjusted ROE is a non-GAAP measure which is equal to the average of adjusted ROE for each of the three years in the performance period. For each of those three years, adjusted ROE is equal to Otter Tail Corporation’s adjusted earnings divided by the 13-month average of total outstanding common equity using the 13 months at the end of the fiscal year. Adjustments to earnings may include: (1) unusual, extraordinary or nonrecurring events; (2) changes in applicable accounting rules or principles or in the Corporation’s methods of accounting; (3) results of discontinued operations; (4) asset write downs; (5) litigation or claim judgments or settlements; (6) changes in tax law affecting reported results; (7) severance, contract termination and other costs related to exiting business activities; (8) acquisitions; (9) gains or losses from the disposition of businesses or assets; (10) gains or losses from the early extinguishment of debt; and (11) other publicly identified one-time items. The Compensation and Human Capital Management Committee may exercise discretion and decline to make an adjustment for one or more of these items whether the exercise of that discretion reduces or increases the payout.
In both cases, the number of shares vested increases linearly if the target is exceeded and decreases linearly for performance below target but above threshold.
The restricted stock unit awards are also designed to align the interest of the executive officers with that of shareholders. They do so by rewarding continuity of service of the executive officers since the restricted stock unit awards vest ratably over a period of four years, and unvested restricted stock units are forfeited upon certain voluntary termination events. In addition, the value of shares awarded increases or decreases with the return provided to shareholders through stock price appreciation.
In 2023, the Compensation and Human Capital Management Committee set targeted amounts for long-term incentive awards with reference to the market data for similar jobs in the utility and general industry sectors as determined by the published survey data, with Peer Group data used as reference for validation of the survey data.
•For performance shares, the target number of shares for each executive officer was calculated in part by dividing the targeted value delivered for each executive officer, which is determined using a market-based compensation analysis, by an indicative grant-date fair value based on a Monte-Carlo simulation model and on the present value of the return-on-equity component (excluding dividends). This blended rate was $61.61.
•For restricted stock units, the number of shares actually awarded to each executive officer was calculated by dividing the targeted value delivered for each executive officer, which is determined using a market-based compensation analysis, by the average closing per share price of Otter Tail Corporation common shares during the 20 trading days following January 1, 2023, which was determined to be $64.67.
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Table of Contents	Compensation Discussion and Analysis
Long-Term Incentive Awards - 2023 Performance Share Grants
The Compensation and Human Capital Management Committee approved, and the independent members of the Board of Directors ratified the grants of performance shares on February 7, 2023. The performance shares are presented in the Grants of Plan-Based Awards Table. The three-year performance period for these awards is from January 1, 2023 through December 31, 2025. The actual payment of common shares may range from 0% to 150% of the target amount and will be paid in 2026.

2023 Long-Term Incentive Award – TSR		<Threshold	Threshold	Target	Maximum

Performance Goal –	Three-Year TSR performance relative to peer group	<25th percentile	25th percentile	50th percentile	75th percentile or greater
Payment Levels –	% of target shares	0%	25%	50%	75%

2023 Long-Term Incentive Award – Adjusted ROE		<Threshold	Threshold	Target	Maximum

Performance Goal –	Three-Year Adjusted ROE	<9.50%	9.25%	11.25	13.25
Payment Levels –	% of target shares	0%	25%	50%	75%
For 50% of the performance shares granted, the target amount will be paid if the total shareholder return for Otter Tail Corporation is at the 50th percentile of the total shareholder returns of the companies that comprise the EEI Index over the three-year period or if the executive retires (Mr. Moug only). The threshold performance level is set at the 25th percentile of the total shareholder return and the maximum performance level is set at the 75th percentile of the total shareholder return. Payment is capped at the target amount should total shareholder return be negative.
Otter Tail Corporation believes the target is appropriate as it indicates performance consistent with the sector over the three-year performance period. Stronger-than-sector performance is awarded with additional shares. Weaker-than-sector performance is penalized, with the executive officers receiving fewer or no shares. The performance shares, to the extent they become payable, are paid in common shares of Otter Tail Corporation.
Whether the remaining 50% of the performance shares granted become payable will be based upon the three-year adjusted ROE of Otter Tail Corporation as compared to the established target. The target is established by the Compensation and Human Capital Management Committee based on an evaluation of prior years’ annual adjusted ROE, Otter Tail Power Company authorized return on equity and EEI Index and regional peer utility return on equity history and trend. The actual payment of common shares may range from 0% to 150% of the target amount and will be paid in 2026. The target amount will be paid if the three-year adjusted ROE for Otter Tail Corporation is at the target performance (12.50%) or if the executive retires (Mr. Moug only). The threshold performance level is set at 10.50% and the maximum performance level is set at 14.00%. Otter Tail Corporation believes the target is appropriate as it indicates performance that is above the median return on equity performance in our industry. Stronger-than-target performance is rewarded with additional shares. Weaker-than-target performance is penalized with the executive officers receiving fewer or no shares. The performance shares, to the extent they become payable, are paid in common shares of Otter Tail Corporation.
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Compensation Discussion and Analysis	Table of Contents
Long-Term Incentives - 2021-2023 Performance Share Outcomes
The table below summarizes the goals for three-year TSR, and three-year adjusted ROE, established for the performance shares granted in 2021, with a performance period from January 1, 2021 through December 31, 2023, and the combined payout. Three-year TSR relative to peers exceeded the maximum performance level, with the Corporation’s three-year TSR of 110% at the 100th percentile of the EEI peer group, whose median three-year TSR was 12.65%. Three-year average ROE was 22.28% which was above the maximum and the resulting combined payout was at the maximum. There was no adjustment to ROE made for calculation of performance share outcomes.

Three-Year TSR - Percentile Rank vs. EEI Index		Three-Year Adjusted ROE		Combined % Payout

Threshold	25.00%	Threshold	9.00%
Target	50.00%	Target	10.50%
Maximum	75.00%	Maximum	11.50%
Actual	100.00%	Actual	22.28%
% Weighting for 2021-2023 Award	50.00%	% Weighting for 2021-2023 Award	50.00%
Weighted Payout %	75.00%	Weighted Payout %	75.00%	150.00%
2023 Long-Term Incentive Awards - Restricted Stock Unit Grants
The Compensation and Human Capital Management Committee approved, and the independent members of the Board of Directors ratified, the grants of restricted stock units on February 7, 2023. The restricted stock units are presented in the Grants of Plan-Based Awards Table. The units vest at a rate of 25% per year over a four-year period with the first quarter vesting on February 7, 2024, and the remaining quarters on the same date in 2025, 2026 and 2027. They vest in full upon retirement except that, if Mr. MacFarlane, Mr. Rogelstad, Mr. Abbott or Ms. Smestad retires on or before June 30 of the calendar year that includes the grant date, the shares vested will be prorated according to the number of months worked in the year of grant divided by 12. Following the grant date, the executive officers receive cash payments equal to the amount of cash dividends that would have been paid if shares had been issued instead of restricted stock units, subject to forfeiture in certain circumstances.
Other Benefits
The executive officers receive health, dental, life, PTO and other traditional benefits identical to or consistent with the non-executive employees of Otter Tail Corporation. Periodic executive physicals are required of executive officers and are funded by the Corporation, with related expenses reimbursed.
Retirement Income and Deferred Compensation
Otter Tail Corporation believes that long-term service by its executive officers has been fundamental to its success. Accordingly, Otter Tail Corporation provides executive officers security in retirement through its pension and supplemental retirement plans. The Named Executive Officers, except for Mr. Abbott, participate in the plans related to retirement income. Retirement benefits for Mr. Abbott and Ms. Smestad are described separately below.
Retirement income is provided to certain executive officers through the Otter Tail Corporation Pension Plan (“Pension Plan”) and non-qualified Executive Survivor and Supplemental Retirement Plan (“ESSRP”). Combined, these plans deliver a defined pension benefit that increases with years of service and compensation. A further description of the benefits under these plans is in the narrative description to the Pension Benefits Table.
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Table of Contents	Compensation Discussion and Analysis
Mr. MacFarlane, Mr. Rogelstad, Mr. Abbott and Ms. Smestad participate in the Executive Restoration Plus Plan (“ERPP”), which was adopted in 2012 for executive officers and certain others who are no longer eligible to participate in the Pension Plan or the ESSRP. Subject to its annual discretion, Otter Tail Corporation will contribute a sum equal to 6.5% of annual compensation for the plan year in excess of Internal Revenue Code Section 401(a)(17) compensation limit in effect for that year plus 3% of annual compensation to retirement accounts for Mr. MacFarlane, Mr. Rogelstad, Mr. Abbott and Ms. Smestad, provided they each are employed on the last day of the plan year. Annual Compensation is comprised of earnings (base and annual incentive compensation) as reflected on Internal Revenue Service Form W-2, including elective contributions to a qualified or non-qualified retirement plan or cafeteria plan. Contributions will be made for partial years when they retire. Mr. MacFarlane and Mr. Rogelstad also receive a special contribution to offset compensation loss resulting from freezing the ESSRP in 2019, described further below. A further description of the benefits under the ERPP is found later in this section. Investment options for ERPP contributions and 2023 rates of return are as follows:

Investment Options	2023 Rate of Return	Investment Options	2023 Rate of Return

Invesco Stable Return	2.73%	Legal & General MSCI AC World ex USA CIT	15.40%
Metropolitan West Total Total Return Bond Plan	5.56%	SSGA Target Retirement Income K	9.69%
PIMCO All Asset Instl	8.56%	SSGA Target Retirement 2020 K	10.39%
Fidelity US Bond Index	5.56%	SSGA Target Retirement 2025 K	12.92%
JPMorgan Large Cap Growth R6	34.95%	SSGA Target Retirement 2030 K	15.74%
Oakmark Fund Investor	31.26%	SSGA Target Retirement 2035 K	16.92%
Legal & General S&P 500 CIT	26.26%	SSGA Target Retirement 2040 K	17.82%
Fidelity Mid Cap Index	17.21%	SSGA Target Retirement 2045 K	18.61%
JPMorgan Small Cap Growth R6	14.48%	SSGA Target Retirement 2050 K	19.42%
Fidelity Small Cap Index	17.12%	SSGA Target Retirement 2055 K	19.47%
Victory Capital Management	14.71%	SSGA Target Retirement 2060 K	19.47%
Dodge & Cox Int’l Stock	16.81%	SSGA Target Retirement 2065 K	19.46%
Vanguard International Growth	14.81%
In December 2019, the Board amended and restated the ESSRP, freezing participation in and benefit accruals under the restoration benefit component of the ESSRP as of December 31, 2019 for all participants except Mr. Moug, who is a grandfathered participant. To offset the resulting retirement compensation loss, Mr. MacFarlane and Mr. Rogelstad began participating in the ERPP in 2020, and a special employer contribution is made annually to Mr. MacFarlane and Mr. Rogelstad’s ERPP accounts until they retire, or reach age 62, whichever comes first. The ESSRP freeze and the special employer contributions are described under “Pension, ESSRP and ERPP Plans.”
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Compensation Discussion and Analysis	Table of Contents
On an annual basis, executive officers may elect to participate in a non-qualified deferred compensation plan (the “Deferred Compensation Plan”). Participation in the Deferred Compensation Plan is limited to the executive officers of Otter Tail Corporation and certain other employees of Otter Tail Corporation and its subsidiaries. Under the Deferred Compensation Plan, participants may defer up to 50% of their base pay and 100% of their annual cash incentive compensation. The amounts deferred are segregated into one or more accounts chosen by the participant and earn a return based on the performance of the investment option chosen by the participant. Each participant is solely at risk for investment returns. Investment options for the Deferred Compensation Plan and 2023 rates of return are as follows:

Investment Options	2023 Rate of Return

Select Bond	6.90%
Large Cap Core Stock	25.78%
Growth Stock	49.69%
Index 500 Stock	26.04%
MidCap Growth Stock	14.96%
International Equity	16.09%
Deferred contributions are made pre-tax. There are no Otter Tail Corporation contributions to the Deferred Compensation Plan for executive officers.
Otter Tail Corporation also provides a 401(k) Retirement Savings Plan in which the employees of Otter Tail Corporation, including the Named Executive Officers, may participate. The plan permits all employees to set aside a portion of their income into the 401(k) Retirement Savings Plan and Otter Tail Corporation matches 50% of the first 5% set aside by an employee up to the statutory maximum. Employees hired after September 1, 2006, may be awarded an enhanced employer contribution. In 2023, that award was 4% of the employee’s contribution. The participation of the executive officers is on the same terms as other participants in the plan..
Severance Benefits
Otter Tail Corporation has entered into change-in-control severance agreements with each of the executive officers, which provide financial protection in the event of a change in control that disrupts the executive officer’s career. These agreements are designed to attract and retain high caliber executive officers, recognizing that change-in-control protections are commonly provided at comparable companies with which Otter Tail Corporation competes for executive talent. In addition, the change-in-control protections will enhance the impartiality and objectivity of the executive officers in the event of a change in control situation and better ensure that shareholder interests are protected. The protections contained in the change-in-control agreements provide for a “double trigger,” which means that there must be both a change in control and a termination of employment for the provisions to apply. A more complete description of the change-in-control agreements may be found under “Potential Payments upon Termination or Change in Control.”
Otter Tail Corporation also provides severance benefits to executive officers upon termination from employment under certain circumstances not involving a change in control pursuant to employment agreements or, in lieu of such agreements, an Executive Severance Plan adopted in February 2015. The employment agreements and the Executive Severance Plan are more fully described under “Potential Payments upon Termination or Change in Control.”
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Table of Contents	Compensation Discussion and Analysis
EXECUTIVE COMPENSATION POLICIES
Stock Ownership Guidelines
Otter Tail Corporation has established stock ownership guidelines to ensure that the executive officers remain focused on long-term shareholder value. The stock ownership guidelines provide that an executive’s minimum stock ownership requirement is based on the value of the executive’s holdings as a multiple of the executive’s base salary. The stock ownership guidelines are as follows: Mr. MacFarlane, five times base salary; Mr. Moug, Mr. Rogelstad and Mr. Abbott, two times base salary; and Ms. Smestad, one times base salary. For purposes of satisfying the ownership guidelines, unvested restricted stock units are included. Officers are given five years to meet the guidelines from the time they are subject to an initial or increased holding guideline. Additionally, each executive must hold 100% of shares received (net of tax) pursuant to stock awards until the applicable ownership guideline has been met. The Compensation and Human Capital Management Committee may grant waivers of the ownership or holding requirements in special circumstances. At the date of this Proxy Statement, all executive officers met the ownership guidelines.
Hedging and Pledging Policy
Our Board of Directors believes that the interests of our executive officers and Directors should be aligned with the interests of our shareholders. As a result, we have adopted a hedging policy that prohibits all executive officers and Directors from engaging in transactions that are designed to hedge or offset any decrease in the market value of Otter Tail Corporation’s securities, including short sales of Otter Tail Corporation’s securities; transaction inputs, calls or other derivative securities; and hedging and monetization transactions, such as zero-cost dollars and forward sale contracts. They are also prohibited from pledging these securities as collateral for a loan.
Incentive Compensation Recovery Policy
Our Incentive Compensation Recovery Policy provides that, if it is determined that an accounting restatement is required due to our material noncompliance with any financial reporting requirements under the federal securities laws, Otter Tail Corporation will recoup incentive compensation received by current and former executive officers during the prior three fiscal years if those amounts would not have been received based on the restated financial statements. We have updated our Incentive Compensation Recovery Policy to comply with the Securities and Exchange Commission’s rules and related Nasdaq listing standards on recovery of erroneously awarded compensation, and we have filed it as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Deductibility of Executive Compensation
Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former executive officers. The Compensation and Human Capital Management Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our businesses in the best interests of Otter Tail Corporation and its shareholders. The Compensation and Human Capital Management Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Otter Tail Corporation and its shareholders.
Compensation Policies and Risk
Otter Tail Corporation believes that its compensation policies and practices for its employees are such that they do not create risk that is reasonably likely to have a material adverse effect on Otter Tail Corporation. As described in this Proxy Statement, the Named Executive Officers of Otter Tail Corporation are paid two forms of incentive compensation. Annual incentives are measured against financial measures (corporate earnings per share, corporate ROE, platform net income, platform ROE), non-financial measures (workplace safety, DEI, environmental) and individual performance. These measures are transparent, subject to review and the Incentive Compensation Recovery Policy, and can be verified by audit. Only a portion of annual incentive, individual performance, is discretionary. Otter Tail Corporation’s long-term incentives are based upon total shareholder return and three-year adjusted ROE and are transparent and subject to review and the Incentive Compensation Recovery Policy. Otter Tail Corporation believes there is little room for manipulation and a relatively low level of risk. To the extent that incentive compensation is used for other employees at Otter Tail Corporation, consistent practices are followed. Otter Tail Corporation’s employee compensation policies and practices, including those that apply to our executive officers, were reviewed and discussed first by the executive team, including its Vice President of Human Resources, and then by the Compensation and Human Capital Management Committee and the Board of Directors.
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Table of Contents	Table of Contents

Report of Compensation and Human Capital Management Committee
For purposes of this report, the Compensation and Human Capital Management Committee of Otter Tail Corporation’s Board of Directors is composed of four independent Directors as defined by the Nasdaq Listing Standards and operates under a written charter adopted by the Board of Directors. The Compensation and Human Capital Management Committee reviewed and discussed with management the foregoing CD&A. Based upon that review and discussion with management and its independent review of the CD&A, the Compensation and Human Capital Management Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

Thomas J. Webb, Chair
Jeanne H. Crain
Kathryn O. Johnson
Michael E. LeBeau
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Executive Compensation
The following tables and accompanying narrative disclosure and footnotes should be read in conjunction with the CD&A, which sets forth the objectives of Otter Tail Corporation’s executive compensation and benefit program.
SUMMARY COMPENSATION TABLE
The table below contains information about compensation for the last three fiscal years paid to the Named Executive Officers, who include individuals who served as Chief Executive Officer and Chief Financial Officer during 2023 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of 2023.

Name & Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

Charles S. MacFarlane President and Chief Executive Officer	2023	806,000	141,050	2,605,539	1,403,783	151,969	715,385	5,823,726
	2022	775,000	147,252	2,130,247	1,317,500	—	689,579	5,059,578
	2021	750,000	142,500	1,998,568	1,275,000	—	566,183	4,732,251
Kevin G. Moug Sr. Vice President and Chief Financial Officer	2023	520,000	51,480	594,920	498,118	80,732	9,271	1,754,521
	2022	500,000	44,002	544,272	467,500	—	9,541	1,565,315
	2021	485,000	42,680	544,101	453,475	547,238	8,917	2,081,411
Timothy J. Rogelstad Sr. Vice President, Electric Platform; President, Otter Tail Power Company	2023	434,000	88,536	461,358	259,922	162,477	229,607	1,635,900
	2022	417,000	100,082	389,414	274,856	—	182,459	1,363,811
	2021	405,000	89,919	399,714	165,585	—	98,900	1,159,118
John S. Abbott Sr. Vice President, Manufacturing Platform; President, Varistar Corporation	2023	434,000	91,140	461,358	413,864	—	86,162	1,486,524
	2022	409,000	93,254	389,414	368,100	—	82,007	1,341,775
	2021	397,000	87,340	399,714	327,525	—	73,340	1,284,919
Jennifer O. Smestad Vice President, General Counsel and Corporate Secretary	2023	401,000	68,170	330,465	309,106	112,423	59,436	1,280,600
	2022	382,000	66,852	272,441	286,500	—	62,275	1,070,068
	2021	371,000	64,925	279,376	278,250	78,423	49,941	1,121,915
(1)In each year bonuses paid to each of the Named Executive Officers were based in part upon the achievement of individual goals established at the beginning of the year, and individual performance as determined by the Chief Executive Officer, subject to approval by the Compensation and Human Capital Management Committee and ratification by the independent members of the Board of Directors, for each Named Executive Officer except for the Chief Executive Officer, whose bonus was determined using the same criteria by the Compensation and Human Capital Management Committee, subject to ratification by the independent members of the Board of Directors.
(2)Amounts shown reflect the aggregate grant date fair value of awarded performance shares (at target) and restricted stock units as computed in accordance with FASB ASC Topic 718 and using the same assumptions as are described in Note 16 to the consolidated financial statements in the Annual Report on Form 10-K of Otter Tail Corporation for 2023. The value of a maximum payout of 2023 performance shares at the grant date would be $2,938,559 for Mr. MacFarlane; $679,035 for Mr. Moug; $517,482 for Mr. Rogelstad and Mr. Abbott; and $369,630 for Ms. Smestad.
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Executive Compensation	Table of Contents
(3)Non-Equity Incentive Plan Compensation represents awards earned for achieving individual financial, safety, DEI and environmental performance goals under the Executive Annual Incentive Plan. See the CD&A for a more detailed description.
(4)This column represents the change in pension value, which includes the Pension Plan and ESSRP, and was determined using the same assumptions as are described at Note 10 to the consolidated financial statements in the Annual Report on Form 10-K of Otter Tail Corporation for each of 2023, 2022 and 2021. In 2021, the change in discount rates resulted in a decrease in value for Mr. MacFarlane of $77,229 and $58,102 for Mr. Rogelstad. In 2022, the change in discount rates resulted in a decrease in value for Mr. MacFarlane of $2,061,057; $1,377,454 for Mr. Moug, $366,161 for Ms. Smestad, and $1,332,140 for Mr. Rogelstad. Negative values are not reported in the table. Mr. Moug’s ESSRP restoration formula is now greater than his supplemental formula and is used in his benefit calculation. Mr. Abbott is not eligible to participate in the Pension Plan. All defined contribution plans are excluded from the calculation.
(5)Amounts reflected in All Other Compensation for 2023 consist of (i) amounts contributed by Otter Tail Corporation under the Otter Tail Corporation 401(k) Retirement Savings Plan for 2023 as follows: Mr. MacFarlane, $8,250; Mr. Moug, $8,250; Mr. Rogelstad, $8,250; Mr. Abbott, $21,450; and Ms. Smestad, $8,250; (ii) the amount of Otter Tail Corporation’s contribution under the Employee Stock Ownership Plan for 2023 which was invested in common shares for the account of Mr. Rogelstad, $1,213; (iii) years of service gift cards and gift cards, which were provided to all employees at year-end as follows: Mr. Moug, $1,021; Mr. Abbott, $1,103; Mr. Rogelstad, 1,648; and Ms. Smestad, $973; (iv) payments for costs associated with executive physicals for Mr. MacFarlane, $4,215, and (v) amounts contributed to the ERPP as follows: Mr. MacFarlane, $702,920 with $508,648 being a contribution to offset benefits lost when the ESSRP was frozen; Mr. Rogelstad, $218,496 with $63,097 being a contribution to offset benefits lost when the ESSRP was frozen, and $100,000 being a one-time contribution for performance in 2023; Mr. Abbott, $63,609; and Ms. Smestad, $50,213.
(6)Mr. Moug retired from Otter Tail Corporation effective December 31, 2023. See “Potential Payments upon Termination or Change in Control.”
PAY VERSUS PERFORMANCE
This section should be read in conjunction with the CD&A, which includes additional discussion of the objectives of Otter Tail Corporation’s executive compensation and benefit program and how they are aligned with the company’s financial and operational performance.
Pay Versus Performance
Included in the table below is the annual compensation paid to our executives and our financial performance for each of the four previous fiscal years.

Year	Summary Compensation Table Total for Principal Executive Officer ($)[1]	Compensation Actually Paid to Principal Executive Officer ($)	Average Summary Compensation Table Total for Other Named Executive Officers ($)[2]	Average Compensation Actually Paid to Other Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Return on Equity (%)[4]
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)[3]

2023	5,823,726	12,139,244	1,539,386	2,547,959	185.62	108.77	294,191,000	22.1
2022	5,059,578	3,652,983	1,335,242	1,144,432	125.37	119.84	284,184,000	25.6
2021	4,732,251	11,072,828	1,411,841	2,541,313	147.06	118.27	176,769,000	19.2
2020	5,126,043	3,543,984	1,509,111	1,080,294	85.52	97.30	95,851,000	11.6
(1)For the years 2020-2023, this is the total compensation, as depicted in the Summary Compensation Table above, for CEO Mr. MacFarlane, our Principal Executive Officer.
(2)For the years 2020-2023, this is the average total compensation, as depicted in the Summary Compensation Table above, for the following executives, Mr. Moug, Sr. Vice President and Chief Financial Officer; Mr. Rogelstad, Sr. Vice President, Electric Platform, President, Electric Platform; Mr. Abbott, Sr. Vice President, Manufacturing Platform, President, Varistar Corporation; and Ms. Smestad, Vice President, General Counsel and Corporate Secretary.
(3)Our TSR assumes the investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which TSR is depicted, and reinvestment of all dividends during such period. Peer group TSR is based on the weighted-average TSR of the 38 companies included in the EEI Index, excluding Otter Tail Corporation, weighted on the basis of market capitalization at the beginning of each period.
(4)Return on equity is equal to Otter Tail Corporation’s annual net income divided by the 13-month average of total outstanding common equity using the 13 months ending at the end of the fiscal year.
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Table of Contents	Executive Compensation
To calculate “compensation actually paid” to the Chief Executive Officer and the average “compensation actually paid” to the other Named Executive Officers, the following amounts were deducted from and added to total compensation, as depicted in the Summary Compensation Table:

	Summary Compensation Total ($)	Deductions		Additions					Compensation Actually Paid ($)
Year		Amounts Reported in the Summary Compensation Table for Stock Awards ($)	Aggregate Change in Value of Accumulated Benefits Under Pension Plan and ESSRP ($)	Value of Service Cost Attributable to the Executive Under the Pension Plan and ESSRP ($)	Value of Stock Awards Granted During the Year, Outstanding and Unvested at Year-End ($)	Change in Value of Stock Awards Granted in Any Prior Year, Outstanding and Unvested at Year-End ($)	Value of Stock Awards Granted and Vested in the Same Year(1) ($)	Change in Value of Stock Awards Granted in Any Prior Year, Vested During the Year ($)

Principal Executive Officer
2023	5,823,726	(2,605,539)	(151,969)	51,487	4,610,328	4,080,423	—	330,788	12,139,244
2022	5,059,578	(2,130,247)	—	66,755	2,355,939	(1,215,248)	—	(483,794)	3,652,983
2021	4,732,251	(1,998,568)	—	66,495	4,694,822	3,588,362	—	(10,534)	11,072,828
2020	5,126,043	(1,732,446)	(1,160,611)	57,531	1,647,867	(504,996)	—	110,596	3,543,984
Average for Other NEOs
2023	1,539,386	(462,025)	(88,908)	44,742	601,397	672,344	149,231	91,792	2,547,959
2022	1,335,242	(398,885)	—	80,489	441,970	(209,392)	—	(104,992)	1,144,432
2021	1,411,841	(405,726)	(156,415)	78,392	901,074	714,419	—	(2,272)	2,541,313
2020	1,509,111	(367,105)	(382,085)	75,439	346,644	(125,504)	—	23,794	1,080,294
(1)Certain stock awards are subject to accelerated vesting at the time of an executive’s retirement. In the above table these awards are only depicted as vested if an executive retired during the year, even though an executive may have been retirement-eligible during the during the year of grant or any year depicted above. This methodology is consistent with clarifying guidance issued by the Securities and Exchange Commission in November 2023, and prior year amounts have been revised to be consistent with the current year presentation.
The fair value of stock awards includes the value of both restricted stock unit awards and performance share awards. The measurement date fair value of restricted stock unit awards was determined based on the market price of the Company's common stock on the measurement date. The performance share awards include two separate components, i) a performance based component which is determined based on a ROE measure, and ii) a market based component which is determined based on a TSR measure. The measurement date fair value of the performance based component of the performance share awards was determined based upon the measurement date stock price and a discounted cash flow analysis to adjust for expected unearned dividends during the vesting period, taking into account the estimated number of shares to be granted relative to target and using a Monte Carlo fair value simulation model incorporating the assumptions outlined below.
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Executive Compensation	Table of Contents

Grant Year	2018	2019		2020		2021		2022		2023
Measurement Date	12/31/2019	12/31/2019	12/31/2020	12/31/2020	12/31/2021	12/31/2021	12/31/2022	12/31/2022	12/31/2023	12/31/2023

Risk-free interest rate	1.59%	1.58%	0.10%	0.13%	0.39%	0.73%	4.73%	4.41%	4.79%	4.23%
Expected term (in years)	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00
Expected volatility	20.00%	20.00%	58.00%	43.00%	21.00%	44.00%	32.00%	27.00%	35.10%	35.10%
Dividend yield	2.70%	2.70%	3.40%	3.40%	3.20%	3.20%	2.50%	2.50%	2.30%	2.30%
The measurement date assumptions outlined above are different from the assumptions utilized in determining the grant date fair value in some instances. The assumptions utilized in estimating the grant date fair value of the market based component of the performance share awards for awards granted in 2018 through 2023 are outlined below.

	2018	2019	2020	2021	2022	2023

Risk-free interest rate	2.23%	2.52%	1.42%	0.18%	1.52%	4.15%
Expected term (in years)	3.00	3.00	3.00	3.00	3.00	3.00
Expected volatility	22.00%	21.00%	19.00%	32.00%	32.00%	34.00%
Dividend yield	3.20%	3.00%	2.80%	3.60%	2.90%	2.50%
COMPENSATION ACTUALLY PAID VERSUS COMPANY PERFORMANCE
The graph below depicts the relationship between each of financial performance measures in the pay versus performance table above and compensation actually paid (“CAP”) to our CEO and, on average, to our other Named Executive Officers , for each of the four years ended December 31, 2023.

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PERFORMANCE MEASURES
The performance measures which we believe are most important and are used in determining compensation paid to each of our Named Executive Officers can vary by individual. Included in the table below are the most important performance measures used to link compensation actually paid to company performance, by executive officer, for the year ended December 31, 2023.

Named Executive Officer	Corporate Earnings Per Share[1]	Corporate Return on Equity[1]	Total Shareholder Return[2]	Electric Platform Return on Equity[1]	Electric Platform Net Income[1]	Manufacturing Platform Net Income[1]

Charles S. MacFarlane
Kevin G. Moug
Timothy J. Rogelstad
John S. Abbott
Jennifer O. Smestad
(1)For a description of this performance measure, refer to the Elements of Executive Compensation section.
(2)For a description of this performance measure, refer to footnote (3) of the Pay Versus Performance Table.
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Executive Compensation	Table of Contents
TOTAL REALIZED PAY
Compensation “actually” paid, as described above, is defined by SEC rules and includes components not traditionally associated with realized pay. We will continue to present the following calculation of Named Executive Officers’ Total Realized Pay, which is the compensation actually received by the executive officers in a particular year, because we believe it is an important additional measure of total compensation. Information related to Total Realized Pay is meant to supplement, rather than to replace, the information found in the Summary Compensation Table and the above Pay versus Performance analysis. Total Realized Pay reflects the compensation actually received during the year, which can differ substantially from Total Compensation as presented in the Summary Compensation Table and the above Pay versus Performance analysis. For example, Total Compensation as presented in the Summary Compensation Table contains estimated values of performance shares that are based on multiple assumptions that may or may not be realized and can only be realized at the end of a three-year performance period. In addition, Total Compensation as presented in the Summary Compensation Table may show change in the actuarial present value of pension benefits, which are based on multiple assumptions and discount rates. Compensation “actually” paid, as described in the Pay versus Performance analysis, includes the fair value, and changes in fair value, of outstanding equity awards as of the end of each fiscal year, even if those outstanding awards do not vest in the year.
Otter Tail Corporation calculates Total Realized Pay as the sum of:
•base salary paid during the year, as reported in the Summary Compensation Table;
•annual incentive award received during the year;
•the value realized upon the vesting of long-term incentive awards, including cash paid in lieu of dividends on unvested restricted stock units; and
•other compensation received during the year as reported in the Summary Compensation Table, excluding employer contributions to retirement benefit plans.
When calculating Total Realized Pay, Otter Tail Corporation excludes the following amounts that will not actually be received until a future date:
•change in pension value as reported in the Summary Compensation Table because it is largely driven by accounting and valuation assumptions that do not reflect the compensation realized by the executive officer in a particular year;
•employer contributions to retirement benefit plans, including the Otter Tail Corporation 401(k) Retirement Savings Plan, the Employee Stock Ownership Plan and the ERPP; and
•the value of long-term incentive awards that do not vest in that year.
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Table of Contents	Executive Compensation
The following table compares Total Realized Pay for our Named Executive Officers employed as of December 31, 2023 to the total compensation amounts as presented in the Summary Compensation Table. As noted above, this table is not intended to be a substitute for the Summary Compensation Table:

Named Executive Officer	Year	Base Salary ($)[1]	Bonus and Annual Incentive Awards Received ($)[2]	Stock Compensation Received ($)[3]	Other Compensation ($)[4]	Total Realized Pay ($)	Total Realized Pay as % of Summary Compensation Table	Total Realized Pay as % of Compensation Actually Paid

Charles S. MacFarlane	2023	806,000	1,464,752	3,308,594	4,215	5,583,561	96%	46%
	2022	775,000	1,417,500	3,105,905	735	5,299,140	105%	145%
	2021	750,000	905,800	2,113,792	—	3,769,592	80%	34%
Kevin G. Moug	2023	520,000	511,502	2,538,031	1,021	3,570,553	204%	130%
	2022	500,000	496,155	876,874		1,873,029	120%	121%
	2021	485,000	320,444	740,219	681	1,546,344	74%	50%
Timothy J. Rogelstad	2023	434,000	374,938	668,617	1,648	1,479,203	90%	55%
	2022	417,000	255,504	672,493	—	1,344,997	99%	125%
	2021	405,000	213,086	518,962	—	1,137,048	98%	46%
John S. Abbott	2023	434,000	461,354	668,617	1,103	1,565,074	105%	58%
	2022	409,000	414,865	672,493	—	1,496,358	112%	145%
	2021	397,000	229,406	560,734	576	1,187,716	92%	46%
Jennifer O. Smestad	2023	401,000	353,352	496,235	973	1,251,559	98%	61%
	2022	382,000	343,175	471,075	—	1,196,250	112%	131%
	2021	371,000	226,695	49,979	1,153	648,827	58%	32%
(1)Base pay during the year, as reflected in the “Salary” column of the Summary Compensation Table.
(2)The total of bonuses and annual incentive awards received in the year.
(3)Value realized upon vesting of performance shares, restricted stock and restricted stock units during the year based on the fair market value of Otter Tail Corporation’s common shares at the time of vesting, as reported in the “Stock Vested Table” and cash paid in lieu of dividends on unvested restricted stock units.
(4)As reported in the “All Other Compensation” column of the Summary Compensation Table, excluding employer contributions to retirement benefit plans, which include the Otter Tail Corporation 401(k) Retirement Savings Plan, the Employee Stock Ownership Plan and the ERPP, as well as other amounts reported in that column.
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Executive Compensation	Table of Contents
GRANTS OF PLAN-BASED AWARDS
The following table summarizes the 2023 grants of equity and non-equity awards to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: No. of Shares of Stock or Units (#)[4]	Grant-Date Fair Value of Stock Awards ($)[5]
Name	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Charles S. MacFarlane	01-Jan-23	403,000	806,000	1,612,000
	07-Feb-23				15,900	31,800	47,700		1,959,039
	07-Feb-23							10,000	646,500
Kevin G. Moug	01-Jan-23	143,000	286,000	572,000
	07-Feb-23				3,500	7,000	10,500		452,690
	07-Feb-23							2,200	142,230
Timothy J. Rogelstad	01-Jan-23	130,200	260,400	520,800
	07-Feb-23				2,800	5,600	8,400		344,988
	07-Feb-23							1,800	116,370
John S. Abbott	01-Jan-23	130,200	260,400	520,800
	07-Feb-23				2,800	5,600	8,400		344,988
	07-Feb-23							1,800	116,370
Jennifer O. Smestad	01-Jan-23	100,250	200,500	401,000
	07-Feb-23				2,000	4,000	6,000		246,420
	07-Feb-23							1,300	84,045
(1)The grant date of all awards is the effective date established by the Compensation and Human Capital Management Committee and ratified by the independent members of the Board of Directors when approving such awards.
(2)Represents awards granted effective January 1, 2023 under the Executive Annual Incentive Plan and described in the CD&A. The amount actually earned in 2023 is reported in part under “Non-Equity Incentive Plan Compensation” and in part under “Bonus” in the Summary Compensation Table.
(3)Represents grants of performance shares that vest dependent upon the three-year total shareholder return as compared to the total shareholder returns for the companies comprising the EEI Index (50%) and upon Otter Tail Corporation’s meeting a three-year target on adjusted ROE (50%). Holders of performance shares do not have any of the rights of a shareholder unless and until they receive common shares. The awards of performance shares are more fully described in the CD&A.
(4)Represents restricted stock units that vest ratably on February 7, 2024, February 7, 2025, February 7, 2026 and February 7, 2027 provided the Named Executive Officer is employed by Otter Tail Corporation on those dates. The Named Executive Officers do not have voting rights in the restricted units and receive cash payments equal to the amount of cash dividends that would have been paid on the shares covered by restricted stock units, subject to forfeiture in certain circumstances. The awards of performance shares are more fully described in the CD&A.
(5)The amounts shown represent the grant-date fair value of the stock awards as determined in accordance with FASB ASC Topic 718. Because the amounts indicated include the value ascribed to performance shares assuming target-level performance and are awarded only if Otter Tail Corporation meets certain performance goals as described in footnote (3) and the CD&A, the amount may not reflect the value actually provided to the Named Executive Officers. See the CD&A for a more detailed description.
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Table of Contents	Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the total outstanding equity awards as of December 31, 2023 for the Named Executive Officers.

		Stock Awards
Name	Year of Grant	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]

Charles S. MacFarlane	2023	10,000	849,700	47,700	4,053,069
	2022	6,525	554,429	44,400	3,772,668
	2021	5,750	488,578	60,000	5,098,200
	2020	2,000	169,940	—	—
Timothy J. Rogelstad	2023	1,800	152,946	8,400	713,748
	2022	1,200	101,964	8,100	688,257
	2021	1,150	97,716	12,000	1,019,640
	2020	400	33,988	—	—
John S. Abbott	2023	1,800	152,946	8,400	713,748
	2022	1,200	101,964	8,100	688,257
	2021	1,150	97,716	12,000	1,019,640
	2020	400	33,988	—	—
Jennifer O. Smestad	2023	1,300	110,461	6,000	509,820
	2022	825	70,100	5,700	484,329
	2021	800	67,976	8,400	713,748
	2020	300	25,491	—	—
(1)The awards for 2023, 2022, 2021 and 2020 are restricted stock units that vest ratably (25% per year) over a four-year period unless there is a qualifying event, including retirement, in which case they fully vest. Market value of restricted stock units equals the closing price of a common share at fiscal year-end, which was $84.97, multiplied by the number of units.
(2)The unvested performance shares are reported at maximum for awards granted in 2021, 2022, and 2023. The actual number of shares paid, which may range from 0% to 150% of target, will be determined by the Compensation and Human Capital Management Committee after it determines whether the performance goals have been met. This typically occurs in February of each year. Market value of performance shares equals the closing price of a common share at fiscal year-end, which was $84.97, multiplied by the number of shares.
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STOCK VESTED IN LAST FISCAL YEAR
The following table provides information on stock vested during 2023 for the Named Executive Officers and the resulting value realized.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Charles S. MacFarlane	50,425	3,266,113
Kevin G. Moug [2]	32,950	2,528,056
Timothy J. Rogelstad	10,200	660,654
John S. Abbott	10,200	660,654
Jennifer O. Smestad	7,575	490,591
(1)The value realized on the vesting of stock awards is based on the fair market value of Otter Tail Corporation’s common shares at the time of vesting. The fair market value as used in this table is the average of the high and low price of Otter Tail Corporation’s common shares on the date of vesting.
(2)Mr. Moug retired from Otter Tail Corporation effective December 31, 2023. As a result of his retirement, 5,700 restricted stock units from the 2020, 2021, 2022 and 2023 grant awards, and 13,800 performance shares from the 2022 and 2023 grant awards vested on an accelerated basis on December 31, 2023, with a realized value of $1,656,915 based on fair market value of $84.97 per share as of December 29, 2023, the last business day of the year. The issuance of the shares associated with these awards is subject to certain restrictions under Section 409A of the Internal Revenue Code and as a result the shares will not be issued to Mr. Moug until June 30, 2024. Mr. Moug also received 15,000 performance shares from the 2021 grant award which vested and were issued on February 6, 2024 with a realized value of $1,412,100 based on a fair market value of $94.14 per share as of February 6, 2024.
PENSION BENEFITS
Pension Plan
The Pension Plan is a tax-qualified defined benefit pension plan. Employees of Otter Tail Corporation and non-union employees of Otter Tail Power Company hired prior to September 1, 2006, and union employees of Otter Tail Power Company hired prior to November 1, 2013 (January 1, 2009 for Coyote Station employees) are eligible to participate in the Pension Plan.
•Benefits for Mr. MacFarlane, Mr. Moug and Ms. Smestad are determined by multiplying 37% of final average earnings (as defined in the Plan) by a fraction, the numerator of which is the number of years of benefit accrual service up to 30 years and the denominator of which is 30. For these executive officers, final average earnings are determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant’s retirement that produces the highest average salary. In addition, for each year of benefit accrued service earned in excess of 30 years, the executive’s benefit will increase by 1% up to a maximum of 110% of the benefit.
•For Mr. Rogelstad the benefit is determined by multiplying 38% of his final average earnings by a fraction, the numerator of which is the number of years of benefit accrual service up to 30 years and the denominator of which is 30. Final average earnings for Mr. Rogelstad is determined by using the 30 consecutive months out of the last 10 years prior to his retirement that produces the highest average salary.
•For all officers participating in the Pension Plan, a full pension benefit is paid if the executive officer retires after he or she reaches age 62. If the executive officer commences payment prior to age 62, the pension benefit reduces on a scale beginning at 5% at age 61 and ending at 39% at age 55, the earliest age at which the pension benefit may be received. Currently, Mr. MacFarlane and Mr. Rogelstad are eligible for early retirement. The Pension Plan does not provide for a lump sum distribution.
Mr. Abbott is not eligible to participate in the Pension Plan.
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Table of Contents	Executive Compensation
Executive Survivor And Supplemental Retirement Plan
Mr. MacFarlane, Mr. Moug and Mr. Rogelstad participate in the ESSRP. Participation in the ESSRP is determined by the Compensation and Human Capital Management Committee. The Board amended and restated the ESSRP, freezing participation in and benefit accruals under the restoration benefit component of the ESSRP (as described below) as of December 31, 2019 for all participants except Mr. Moug. Mr. MacFarlane, Mr. Moug and Mr. Rogelstad will receive retirement benefits under the ESSRP equal to the greater of the supplemental target benefit or the restoration benefit, as described below:
(1)Supplemental target benefit: A benefit equal to 65% of the participant’s final average earnings (as defined in the ESSRP) offset by the participant’s social security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit Pension Plan, provided the amount of this supplemental target benefit did not increase after December 31, 2010. The benefit amount accrues over a 15-year period. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary or for such longer period of time as the participant lives. Final average earnings for Mr. MacFarlane and Mr. Moug is defined as highest consecutive 42-month average of base salary and incentive bonus paid during the 10 years prior to the supplemental target benefit freeze as of December 31, 2010. Final average earnings for Mr. Rogelstad is defined as the average of the total cash payments (base pay and bonus) paid to the participant during the highest consecutive 30 months in the 10 years prior to the supplemental target benefit freeze as of December 31, 2010.
(2)Restoration benefit: The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit Pension Plan, modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefit limits, and offset by the participant’s benefit from the tax-qualified defined Pension Plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit Pension Plan benefit. With the exception of Mr. Moug, participants’ restoration benefits were determined as of December 31, 2019 and will not increase after December 31, 2019.
Mr. MacFarlane, Mr. Moug and Mr. Rogelstad are all vested in their benefits under the ESSRP. As a result of the benefit freeze, the final average earnings as of December 31, 2019 for Mr. MacFarlane were determined to be $1,366,621 and $589,102 for Mr. Rogelstad. Mr. Moug was granted an additional 5 years of service under the ESSRP as of January 1, 2005. The increase in years of service for Mr. Moug was designed to more equitably apply the reduction in benefits caused by the January 1, 2005 amendment to the ESSRP. The ESSRP does not provide for a lump sum distribution.
If a Named Executive Officer under the ESSRP dies while employed by Otter Tail Corporation, Otter Tail Corporation will pay the participant’s beneficiary an amount equal to four times the participant’s annual salary and bonus at the time of death. If an executive officer under the ESSRP dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the participant’s beneficiary a lesser amount, depending upon the executive officer’s age at death and his or her vested percentage.
If a Named Executive Officer retires prior to age 62 or terminates employment prior to retirement with a vested benefit in the ESSRP, the Named Executive Officer will receive a reduced benefit amount. If a participant dies while still employed, his or her beneficiary will receive the actuarial equivalent of the participant’s benefit in 15 annual installments. Upon a change in control (as defined in the ESSRP), or in the event of the death of the executive officer while actively employed by Otter Tail Corporation, the executive officer becomes 100% vested in his or her accrued benefit. The Board of Directors has the right to amend, suspend or terminate the ESSRP, but no such action can reduce the benefits already accrued.
Executive Restoration Plus Plan
Mr. MacFarlane, Mr. Rogelstad, Mr. Abbott and Ms. Smestad participate in the ERPP, which is a non-qualified defined contribution plan. The ERPP permits a participant to defer up to 50% of salary in 1% increments and up to 100% of annual cash incentive compensation in 1% increments. In addition, subject to its annual discretion, Otter Tail Corporation will contribute a sum equal to 6.5% of the annual compensation for the plan year in excess of Internal Revenue Code Section 401(a)(17) compensation limit in effect for that plan year plus 3% of annual compensation to the deferral and retirement accounts for Mr. MacFarlane, Mr. Rogelstad and Mr. Abbott and Ms. Smestad, provided they are each employed on the last day of the plan year. Contributions made for Mr. MacFarlane, Mr. Rogelstad, Mr. Abbott and Ms. Smestad under the ERPP are included in the Non-Qualified Deferred Compensation Table and in the Summary Compensation Table.
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Executive Compensation	Table of Contents
The Plan provides that each participant makes his or her own investment decisions on the amounts deferred and, on the amounts, contributed by Otter Tail Corporation and is solely at risk for investment returns. A participant’s elected deferred sub-account will be fully vested at all times. A participant’s employer contributions sub-account will be vested to the same extent he or she is vested in any employer contributions under the 401(k) Retirement Savings Plan provided, however, that a participant will become fully vested in their employer contribution sub-account upon death, becoming disabled, or a change in control, provided the date on which the participant becomes fully vested in the employer contributions as a result of any of those events occurs while the participant is actively employed by or associated with Otter Tail Corporation.
The ERPP allows for full vesting of employer contributions if retiring at or after the earlier of age 62 or the qualifying age for normal or early retirement under any retirement plan of the Corporation that is applicable to the participant. The Plan also allows Otter Tail Corporation to make restorative or other discretionary contributions on behalf of participants.
To offset the retirement compensation lost as a result of freezing the ESSRP benefit accrual for Mr. MacFarlane and Mr. Rogelstad, which is discussed above, the Corporation has made and will continue to make a special employer contribution to each of Mr. MacFarlane’s and Mr. Rogelstad’s ERPP accounts beginning in 2021. Mr. MacFarlane is credited with 22.4% of his prior year’s base salary and annual incentive, and Mr. Rogelstad is credited with 7.8% of his prior year’s base salary and annual incentive. This is in addition to the normal contributions provided by the ERPP. This special employer contribution will continue until the executive retires, or reaches age 62, whichever comes first. In addition, in 2024 the Compensation and Human Capital Management Committee approved an additional discretionary contribution to Mr Rogelstad’s ERPP account in the amount of $100,000 for 2023 performance, which was ratified by the independent members of the Board of Directors.
If a participant separates from service or becomes disabled, the vested portion of the participant’s account will be paid in a lump sum. If a participant dies while still employed, the participant’s vested account will be paid to the participant’s beneficiary in a lump sum payment. The Board of Directors has the right to amend, suspend or terminate the ERPP, but no such action can reduce the benefits already accrued.
Pension Benefits
The following table summarizes the number of years of credited service and present accumulated value of the pension benefits for Mr. MacFarlane, Mr. Moug, Mr. Rogelstad and Ms. Smestad under the Otter Tail Corporation Pension Plan and ESSRP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)

Charles S. MacFarlane	Pension Plan	22.08	1,282,762	—
	ESSRP	19.08	4,503,456	—
Kevin G. Moug[2]	Pension Plan	22.00	1,180,645	—
	ESSRP	27.00	3,204,889	—
Timothy J. Rogelstad	Pension Plan	34.50	1,524,197	—
	ESSRP	31.50	1,733,908	—
Jennifer O. Smestad	Pension Plan	22.00	868,085	—
	ESSRP	—	—	—
(1)The present value of the accumulated benefit for the Pension Plan and ESSRP is calculated in accordance with FASB ASC Topic 715. See Note 10 to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of Otter Tail Corporation for the policy and assumptions made in the valuation of this accumulated benefit.
(2)Includes 5 years of additional credited service in the ESSRP, which results in an additional accumulated benefit at present value of $1,023,028.
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Table of Contents	Executive Compensation
NON-QUALIFIED DEFERRED COMPENSATION
The following table presents information on non-qualified deferred compensation for the Named Executive Officers.
Non-Qualified Deferred Compensation1

Name	Executive Contributions in Last FY ($)[2]	Registrant Contributions in Last FY ($)[3]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Charles S. MacFarlane	—	702,920	1,113,680	—	6,656,043
Kevin G. Moug	57,200	—	30,191	—	804,126
Timothy J. Rogelstad	30,380	218,496	93,749	—	677,587
John S. Abbott	—	63,609	204,660	—	1,800,126
Jennifer O. Smestad	68,368	50,213	91,144	—	663,846
(1)The terms of the deferred compensation plans are described in the CD&A.
(2)The amounts reported in the Executive Contributions column are also reported as compensation to the Named Executive Officers in the Summary Compensation Table while the amounts in the Aggregate Earnings column are not.
(3)The amounts reported in this column were contributed into the ERPP, whose terms are described in the Pension, ESSRP and ERPP Plans sections. The amounts reported in this column are also reported in the Summary Compensation Table.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Payments and benefits received by the Named Executive Officers upon termination is governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of 2023. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s actual departure from the Corporation.
Employees, including the Named Executive Officers, are entitled to payments and benefits that were earned prior to their termination, and as a result, these payments and benefits are not included in the tables below. These payments and benefits include prorated bonus, accrued PTO pay, contributions to and earnings in the Deferred Compensation Plan, Pension Plan, and ERPP contributions and earnings, and vested benefits in the Pension Plan and ESSRP.
Potential Termination Payments Upon a Change in Control
Otter Tail Corporation has entered into change-in-control severance agreements (the “Severance Agreements”) with the Named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, Otter Tail Corporation terminates the Named Executive Officer’s employment without Cause, or the Named Executive Officer terminates his or her employment for Good Reason. Such payments and benefits include: (i) severance pay equal to two times the sum of the Named Executive Officer’s salary (at the highest annual rate in effect during the two years prior to the termination) and average annual incentive compensation (for the two years prior to the termination); (ii) two years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; and (iv) the termination of any non-competition arrangement between Otter Tail Corporation and the Named Executive Officer. Severance and benefits will be paid by the Corporation or its successor in a lump sum not later than one day prior to the effective date of the termination. Under the Severance Agreements, “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; “Good Reason” is defined to include a material change in the employee’s responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of Otter Tail Corporation, a proxy fight or contested election that results in Continuing Directors (as defined in the Severance Agreements) not constituting a majority of Otter Tail Corporation’s Board of Directors, or another event the majority of the Continuing Directors determines to be a Change in Control.
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Executive Compensation	Table of Contents
In February 2023, the Compensation and Human Capital Management Committee adopted an amended form of severance agreement (the “Amended Severance Agreement”) which conforms to the definition of “Change in Control” as defined in the 2023 Stock Incentive Plan. The amended definition of “Change in Control” includes acquisition by a person or group of 25% of the outstanding voting stock of the Corporation, “Continuing Directors” (as defined in the severance agreement) ceasing to constitute a majority of the Corporation’s Board under certain circumstances, and the consummation of a reorganization, merger, consolidation, liquidation or dissolution of the Corporation or of the sale of all or substantially all of its assets, other than as approved by at least three quarters of the Continuing Directors. In addition, the Amended Severance Agreement has a twenty-four (24) month limit on the severance-qualifying termination period after a Change in Control. The Amended Severance Agreement will be used prospectively for any new executive officer deemed appropriate by the Compensation and Human Capital Management Committee of the Board. This description is qualified by the Severance Agreements and Amended Severance Agreement attached as exhibits to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Potential Termination Payments Outside of a Change-In-Control
Mr. MacFarlane, Mr. Rogelstad, Mr. Abbott and Ms. Smestad are participants in the Executive Severance Plan, which provides for severance payments in connection with involuntary termination without Cause (other than for death or disability) or (ii) voluntary resignation for Good Reason. The Executive Severance Plan provides Mr. Rogelstad, Mr. Abbott and Ms. Smestad with a severance payment under similar circumstances equal to 1.5 times the sum of base pay plus the target annual cash incentive payment, and, for Mr. MacFarlane, 2.0 times the sum of base pay plus the target annual cash incentive payment. Severance payments under the Executive Severance Plan will be paid by the Corporation or its successor, in a lump sum not later than one day prior to the effective date of the termination. In return, each of Mr. MacFarlane, Mr. Rogelstad, Mr. Abbott and Ms. Smestad, as a terminated executive officer, must release all claims relating to employment and termination and comply with certain additional covenants, including non-disparagement, non-compete, non-solicitation of employees and vendors and the assignment of intellectual property. For purposes of the Executive Severance Plan, “Cause” and “Good Reason” are defined consistently with those definitions under the Severance Agreements.
Potential Stock Award Acceleration upon Retirement
In the event of retirement (voluntary resignation at the earlier of (i) age 62 for Mr. Abbott or (ii) qualifying for normal or early retirement under other retirement plans, which is age 55 for Mr. MacFarlane, Mr. Rogelstad, and Ms. Smestad), then outstanding restricted stock units shall become immediately vested. If they retire on or before June 30 of the calendar year that includes the grant date of an award, the number of remaining unvested restricted stock units subject to that award that becomes vested shall be prorated by multiplying the remaining unvested restricted stock units then outstanding by a fraction, the numerator of which shall be the number of full months during the vesting schedule the executive was employed, and the denominator of which shall be twelve (12). If the Named Executive Officer retires after June 30 of the calendar year that includes the grant date of an award, all of the unvested restricted stock units subject to that award then outstanding shall become immediately vested without proration.
Performance awards continue to vest in the event of retirement. Each Named Executive Officer shall be entitled to receive payment of outstanding performance awards as if they had remained employed for the duration of the performance period. They shall be entitled to receive payment of the performance award, if any, that becomes payable following the end of the Performance Period, prorated as follows. If they retire on or before June 30 of the calendar year that includes the grant date, the performance award shall be prorated by multiplying the performance award by a fraction, the numerator of which shall be the number of full calendar months during the performance period they were so employed, and the denominator of which shall be twelve (12). If they retire after June 30 of the calendar year that includes the grant date, any performance award that becomes payable shall not be prorated.
The following table presents information regarding potential payments pursuant to the agreements described above and the 2014 and 2023 Stock Incentive Plans for each of the Named Executive Officers named below assuming the event took place on the last business day of the fiscal year, December 29, 2023.

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Table of Contents	Executive Compensation
Summary of Termination Payments1

	No Change in Control				Change in Control
Name[2]	For Cause ($)	Retirement ($)	Death/Disability ($)	Without Cause ($)	($)

Charles S. MacFarlane[3]	—	9,888,384	7,279,805	9,152,782	11,950,977
Timothy J. Rogelstad[4]	—	1,788,619	1,321,284	2,124,968	2,962,508
John S. Abbott[5]	—	1,788,619	1,321,284	2,124,968	3,193,240
Jennifer O. Smestad[6]	—	—	936,794	1,395,076	2,521,808
(1)For purposes of these calculations, the price per share is the closing price of Otter Tail Corporation’s common shares on December 29, 2023.
(2)Mr. Moug retired from Otter Tail Corporation effective December 31, 2023. As a result of his retirement, 5,700 restricted stock units from the 2020, 2021, 2022 and 2023 grant awards, and 13,800 performance shares from the 2022 and 2023 grant awards, vested on an accelerated basis on December 31, 2023, with a realized value of $1,656,915 based on fair market value of $84.97 per share as of December 29, 2023. On January 8, 2024, Mr. Moug entered into an agreement to provide consulting advisory services to the Corporation for a period of three months, unless earlier terminated for a fee of $30,000.
(3)For Mr. MacFarlane, Retirement consists of restricted stock units vesting in the amount of $2,062,647 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $7,825,737; Death/Disability consists of performance shares vesting at target in the amount of $5,217,158 and restricted stock units vesting in the amount of $2,062,647; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $3,866,135; restricted stock units vesting in the amount of $2,062,647 and severance in the amount of $3,224,000; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $5,217,158, severance in the amount of $4,621,587, restricted stock units vesting in the amount of $2,062,647, and a health benefit in the amount of $49,585.
(4)For Mr. Rogelstad, Retirement consists of restricted stock units vesting in the amount of $386,614 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $1,402,005; Death/Disability consists of performance shares vesting at target in the amount of $934,670 and restricted stock units vesting in the amount of $386,614; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $696,754, restricted stock units vesting in the amount of $386,614 and severance in the amount of $1,041,600; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $934,670, severance in the amount of $1,591,396, restricted stock units vesting in the amount of $386,614, and a health benefit in the amount of $49,828.
(5)For Mr. Abbott, Retirement consists of restricted stock units vesting in the amount of $386,614 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $1,402,005; Death/Disability consists of performance shares vesting at target in the amount of $934,670 and restricted stock units vesting in the amount of $386,614; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $696,754, restricted stock units vesting in the amount of $386,614 and severance in the amount of $1,041,600; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $934,670, severance in the amount of $1,834,358, restricted stock units vesting in the amount of $386,614 and a health benefit in the amount of $37,598.
(6)For Ms. Smestad, she is not yet retirement-eligible under any of the plans, and therefore the value is $0; Death/Disability consists of performance shares vesting at target in the amount of $662,766 and restricted stock units vesting in the amount of $274,028; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $492,826 and severance in the amount of $902,250; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $662,766, severance in the amount of $1,532,628, restricted stock units vesting in the amount of $274,028 and a health benefit in the amount of $52,386.
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Pay Ratio Disclosure
Otter Tail Corporation provides fair and equitable compensation to its employees through a combination of competitive base pay, incentives, retirement plans and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. MacFarlane (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Mr. MacFarlane, our President and Chief Executive Officer, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2023, our last completed fiscal year:
•the median of the annual total compensation of all employees of Otter Tail Corporation (other than our Chief Executive Officer) was $78,781; and
•the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,823,726.
Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 74 to 1.
In order to identify the median employee upon which to base the pay ratio calculation, we:
•determined that, as of December 31, 2023, our employee population consisted of approximately 2,700 individuals, all located in the United States. This population consists of our full-time, part-time, temporary and seasonal employees.
•next compared the annual salary of our employees as reflected in our payroll records for December 2023, which was our measurement period.
We selected the determination date and measurement period used in the calculation because they were recent periods for which employee census and compensation information are readily available. We selected annual salary as our compensation measure because it was readily available in our existing payroll systems, it was consistently calculated for each employee, and because it was a reasonable proxy for total compensation for purposes of determining the median employee.
We calculated such employee’s annual total compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $78,781. The median employee’s annual total compensation includes salary and overtime pay, as well as incentive payments, retirement plan benefits, and company matching contributions to the 401(k) Retirement Savings Plan.
With respect to the Chief Executive Officer, we used the amount reported as total compensation in the Summary Compensation Table included in this Proxy Statement. Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.
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Proposal 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, Otter Tail Corporation is providing its shareholders with a non-binding advisory vote on the compensation of the Named Executive Officers as described in the CD & A and the accompanying tables contained in this Proxy Statement. Otter Tail Corporation asks that you support the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or Otter Tail Corporation. However, the Board of Directors will review the results of your voting and take those results into consideration when making future decisions regarding executive compensation. Otter Tail Corporation holds the vote annually.
As has been described in this Proxy Statement, executive compensation at Otter Tail Corporation is heavily weighted towards pay for performance and focused on driving strong financial performance. Both annual and long-term incentives have significant performance components attached to them. The Compensation and Human Capital Management Committee has established targets that permit payment of annual and long-term incentives only to the extent that Otter Tail Corporation’s financial and safety, DEI and environmental metrics are met or exceeded. Long-term incentives are tied to Otter Tail Corporation stock performing well in the market and on strong returns on equity. Historically, in years when Otter Tail Corporation has not met its targets, the Named Executive Officers have not received annual incentives, or the amount of those incentives has been significantly reduced. Similarly, when Otter Tail Corporation’s stock has not performed well, long-term incentives have not been paid or have been reduced.
Otter Tail Corporation believes it has designed compensation programs that are appropriate to attract and retain talented and dedicated key executives who are focused on Otter Tail Corporation’s performance. Otter Tail Corporation also believes that the information provided above and in this Proxy Statement demonstrates that its executive compensation programs are appropriate to ensure that the interests of the Named Executive Officers are aligned with the long-term interests of Otter Tail Corporation’s shareholders. Accordingly, Otter Tail Corporation is asking its shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, That the shareholders approve, on an advisory basis, the compensation of Otter Tail Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section of the Proxy Statement for the 2023 Annual Meeting of Shareholders, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in such Proxy Statement.”

BOARD VOTE
The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of Otter Tail Corporation’s Named Executive Officers. Adoption of this resolution will require the affirmative vote of the majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting.

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Report of Audit Committee
The Audit Committee of Otter Tail Corporation’s Board of Directors is composed of five independent Directors (as defined by the Nasdaq Listing Standards) and operates under a written charter adopted by the Board of Directors. The Audit Committee retains and supervises Otter Tail Corporation’s independent registered public accounting firm, currently Deloitte & Touche, LLP.
Management is responsible for Otter Tail Corporation’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Otter Tail Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Otter Tail Corporation’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Otter Tail Corporation’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the audited consolidated financial statements and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

Steven L. Fritze, Chair
Karen M. Bohn
Jeanne H. Crain
Mary E. Ludford
Thomas J. Webb
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Proposal 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting of Shareholders, the Board of Directors will propose that shareholders ratify the appointment of the firm of Deloitte & Touche, LLP as the independent registered public accounting firm to audit the consolidated financial statements of Otter Tail Corporation for 2024. This firm has no direct or indirect financial interest in Otter Tail Corporation.
The Audit Committee has appointed Deloitte & Touche, LLP as our independent registered public accounting firm for 2024. Shareholder ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte & Touche, LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm, but it retains sole responsibility for appointing and terminating the independent registered public accounting firm.
A partner of the independent registered public accounting firm of Deloitte & Touche, LLP will be present at the Annual Meeting to answer questions and to make a statement if they desire to do so. An affirmative vote of a majority of the common shares present and entitled to vote with respect to the ratification of the independent registered public accounting firm is required for ratification. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche, LLP as the independent registered public accounting firm for 2024.
FEES
Aggregate fees that Deloitte & Touche, LLP and their respective affiliates billed to Otter Tail Corporation for 2023 and 2022 are as follows:

BOARD VOTE
Proxies, unless otherwise directed thereon, will be voted in favor of this proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche, LLP as the independent registered public accounting firm for 2024.

	2023 ($)	2022 ($)

Total Audit Fees[1]	1,517,000	1,395,000
Audit-Related Fees	—	—
Tax Fees[2]	42,299	52,822
Other Fees[3]	33,537	1,895
Total	1,592,836	1,449,717

(1)Fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, reviews of interim consolidated financial statements, consents for registration statements and comfort letters for securities offerings.
(2)Fees for 2023 include tax planning and advisory services. Fees for 2022 include tax compliance services
(3)Fees for 2023 include Deloitte training on accounting rules of the Federal Energy Regulatory Commission, and fees for the use of Deloitte’s accounting research software. Fees in 2022 include the use of the research software.

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Table of Contents	Ratification of Independent Registered Public Accounting Firm	Table of Contents
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES POLICY
Otter Tail Corporation’s Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. The independent registered public accounting firm has reviewed this policy and believes that implementation of the policy will not adversely affect the firm’s independence.
Four categories of services have been defined by Otter Tail Corporation within the policy to provide a consistent framework for assessment, decision making, approval and reporting. The following is a summary of the key provisions of the policy.
Audit services are specified services directly related to performing the independent audit of Otter Tail Corporation and its subsidiaries. The independent registered public accounting firm will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the August Audit Committee meeting.
Audit-related services are specified services that are related extensions of audit services and are logically performed by the independent registered public accounting firm. Additional services exceeding the specified pre-approved limits require specific Audit Committee approval.
Tax services are specified services related to tax matters. Using the independent registered public accounting firm for these matters creates efficiencies, minimizes disruption and preserves confidentiality. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.
Other services include (a) “synergistic” services for which utilizing the independent registered public accounting firm creates efficiencies, minimizes disruption and preserves confidentiality, or (b) “unique qualifications” services for which management has determined that the independent registered public accounting firm possesses unique or superior qualifications to provide the services. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.
“Restricted” non-audit services include nine specific restricted services outlined in the SEC’s rule on auditor independence. These services are not to be performed by the independent registered public accounting firm.
The Audit Committee has delegated the administration of the pre-approval policy to the Chief Financial Officer to engage for audit-related services, tax services and other services, as defined, up to an aggregate of $50,000 per quarter.
During 2022 and 2023, all of the services provided by Deloitte & Touche, LLP and their respective affiliates for the services described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved in accordance with the Pre-Approval Policy.
Otter Tail Corporation | 66 | 2024 Proxy Statement

Policy and Procedures Regarding Transactions With Related Persons
The Board of Directors of Otter Tail Corporation has adopted a Policy and Procedures Regarding Transactions with Related Persons. This policy delegates to the Audit Committee responsibility for reviewing, approving, or ratifying transactions with “Related Persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “Related Person” includes any of the Directors, nominee for Director, or executive officers of Otter Tail Corporation, certain shareholders and any immediate family member of any of the foregoing persons. The policy applies to transactions in which Otter Tail Corporation is a participant and a Related Person will have a direct or indirect material interest and the amount involved exceeds $120,000. Under the policy, Otter Tail Corporation management is responsible for disclosing to the Audit Committee all material information related to any covered transaction in order to give the Audit Committee an opportunity to authorize, approve or ratify the covered transaction based upon its determination that the covered transaction is fair and reasonable and on terms no less favorable to Otter Tail Corporation than could be obtained in a comparable arm’s length transaction with an unrelated third party. A copy of the Policy and Procedures Regarding Transactions with Related Persons can be found at www.ottertail.com. For 2023, the Corporation is unaware of any related party transactions to be reported.
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Table of Contents	Table of Contents

Shareholder Proposals
For 2025 Annual Meeting
Any holder of common shares of Otter Tail Corporation who intends to present a proposal that may properly be acted upon at the 2025 Annual Meeting of Shareholders of Otter Tail Corporation must submit such proposal to Otter Tail Corporation so that it is received at Otter Tail Corporation’s executive offices at P.O. Box 496, Fergus Falls, MN 56538-0496, on or before October 31, 2024 for inclusion in Otter Tail Corporation’s Proxy Statement and form of proxy relating to that meeting.
If a holder of common shares wishes to present a proposal at the 2025 Annual Meeting of Shareholders, but does not wish to include it in the Proxy Statement relating to that meeting or wishes to nominate a candidate for Director, the holder must submit notice of the proposal or nomination in accordance with the procedures provided in the Otter Tail Corporation Bylaws to Otter Tail Corporation’s executive offices on or before January 8, 2025 in order for the proposal to be considered timely.
In addition, notice of a nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
Otter Tail Corporation | 68 | 2024 Proxy Statement

Other Business
As of the date hereof, the Board of Directors of Otter Tail Corporation is aware of no other proposals to be presented to the Annual Meeting in addition to the items described above. If any other matters properly come before the Annual Meeting, the proxies will vote thereon at their discretion.
A copy of Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements and schedules thereto, filed with the SEC, is available without charge to shareholders. Address written requests to:

Corporate Secretary
Otter Tail Corporation
P.O. Box 496
Fergus Falls, MN 56538-0496

Otter Tail Corporation | 69 | 2024 Proxy Statement

OTTER TAIL CORPORATION
SHAREHOLDER SERVICES
215 S. CASCADE STREET
FERGUS FALLS, MN 56537

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 7, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 3, 2024 for shares held in the ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OTTR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 7, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 3, 2024 for shares held in the ESOP Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27649-P00674 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OTTER TAIL CORPORATION

The Board of Directors Recommends a Vote FOR the Election of Directors, and FOR Items 2 and 3.

01) Mary E. Ludford
02) Charles S. MacFarlane
03) Thomas J. Webb

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

This proxy will be voted as directed. In the absence of specific directions, the proxy will be voted FOR the Election of Directors, FOR Proposal 2 and FOR Proposal 3.

Please sign exactly as your name(s) appear(s) on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OTTER TAIL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

April 8, 2024
10:00 a.m. (CDT)

www.virtualshareholdermeeting.com/OTTR2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

PLEASE VOTE YOUR PROXY—NOW!

Please date and sign the attached proxy and return it promptly.
This will help save the expense of follow-up letters to shareholders who have not responded. If you vote by Internet or telephone, please do not mail your Proxy Card.

V27650-P00674

Proxy

The undersigned hereby appoints Jennifer O. Smestad and Todd R. Wahlund (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 8, 2024, and at any adjournment thereof, and hereby directs that this proxy be voted as instructed herein. The Board of Directors recommends voting for the election of Directors (Proposal 1), for the non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the Proxy Statement (Proposal 2), and for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 3).

See reverse for voting instructions.